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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

MAPLEBEAR INC.

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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instacart

Notice of 2026 Annual Meeting of Stockholders & Proxy Statement

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 22, 2026 at 9:30 a.m. Pacific Time
Dear Stockholder:
We are pleased to invite you to attend the 2026 annual meeting of stockholders (including any adjournments, continuations, or postponements, the “Annual Meeting”) of Maplebear Inc., a Delaware corporation (“Instacart”), to be held virtually on May 22, 2026 at 9:30 a.m. Pacific Time via a live webcast. You may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/CART2026 and logging in with the control number located on the Notice of Internet Availability of Proxy Materials you received. The virtual format of the Annual Meeting allows us to maximize stockholder access, while also saving time and money for both Instacart and our stockholders. Even with a virtual format, stockholders will still be able to vote and submit questions during the meeting, and we encourage you to attend online and participate.
The Annual Meeting will be held for the following purposes, which are more fully described in the accompanying materials:
1.To elect two Class III directors of Instacart, Meredith Kopit Levien and Lily Sarafan, as nominated by our Board of Directors and recommended by our Nominating and Corporate Governance Committee, to hold office until the 2029 annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier death, resignation, or removal;
2.To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026;
3.To conduct a non-binding advisory vote to approve the compensation of our named executive officers; and
4.To conduct any other business properly brought before the Annual Meeting.
Our Board of Directors has fixed the close of business on April 1, 2026 as the record date for the Annual Meeting. Only stockholders of record at the close of business on April 1, 2026 and their proxy holders are entitled to vote at the Annual Meeting. A complete list of stockholders of record will be available for examination at our headquarters at 50 Beale Street, Suite 600, San Francisco, California 94105, upon request by emailing investors@instacart.com, by any stockholder for any purpose relating to the Annual Meeting, in accordance with our Amended and Restated Bylaws, for the ten-day period ending on the day before the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement, and Instacart’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available electronically at investors.instacart.com and www.ProxyVote.com. These proxy materials are first being made available to stockholders on April 9, 2026.
By Order of the Board of Directors
Chris Rogers
Chief Executive Officer and Chairperson
San Francisco, CA
April 9, 2026
Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, please ensure that your shares are voted during the Annual Meeting by signing and returning a proxy card or by using our internet or telephonic voting system. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held on your behalf by a brokerage firm, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that nominee.

PROXY STATEMENT SUMMARY
General Information
Our Board of Directors is soliciting your proxy to vote at the 2026 annual meeting of stockholders (including any adjournments, continuations, or postponements, the “Annual Meeting”) of Maplebear Inc. for the purposes described in this proxy statement for the Annual Meeting (this “Proxy Statement”). The Annual Meeting will be held virtually via a live webcast on the internet on May 22, 2026 at 9:30 a.m. Pacific Time. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”) is first being mailed on or about April 9, 2026 to all stockholders entitled to vote at the Annual Meeting. If you held shares of our common stock at the close of business on April 1, 2026 (the “Record Date”), you are invited to virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/CART2026 and vote on the proposals described in this Proxy Statement.
In this Proxy Statement, we refer to Maplebear Inc. as “Instacart,” “we,” “us,” “our,” or “the Company,” and to the Board of Directors of Instacart as “our Board of Directors.” The Annual Report accompanies this Proxy Statement. You also may obtain a paper copy of the Annual Report without charge by following the instructions in the Notice.
Executive Summary

At Instacart, we are powering the future of grocery through technology. We want to enable any retailer, large or small, to drive success both online and in-store and serve customers in all the ways they choose to shop. To do this, we have spent more than a decade investing in purpose-built technologies that can solve a wide array of complex challenges in grocery. We remain relentlessly focused on driving profitable growth and are investing in our talent, technologies, and products so that we can continue to generate more value for customers, retailers, brands, and shoppers and, as we do that, for stockholders as well.

Business Highlights
Financial Highlights
Fiscal Year 2025 Financial Performance

GTV $37,224 million, up 11% year-over-year
Orders 338.8 million, up 15% year-over-year
Total Revenue $3,742 million, up 11% year-over-year, representing 10.1% of GTV
GAAP Gross Profit $2,758 million, up 8% year-over-year, representing 7.4% of GTV and 74% of total revenue

GAAP Net Income
$447 million, representing 1.2% of GTV and 12% of total revenue, down 2% year-over-year, primarily due to higher general and administrative expense driven by non-recurring legal and regulatory matters

Adjusted EBITDA $1,087 million, up 23% year-over-year, representing 2.9% of GTV and 29% of total revenue[1]

(1)To supplement our consolidated financial statements prepared and presented in accordance with GAAP, we use Adjusted EBITDA, a non-GAAP measure, to facilitate analysis of our financial and business trends and for internal planning and forecasting purposes. For a full reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated in accordance with GAAP, see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures—Adjusted EBITDA, Adjusted EBITDA as a Percent of GTV, and Adjusted EBITDA Margin” of the Annual Report.
Recent Financial Performance Highlights
Corporate Governance Highlights
We strive to maintain the highest governance standards in our business. Our commitment to effective corporate governance is illustrated by the following practices:

Independent board leadership through our Lead Independent Director
All directors, other than our Chief Executive Officer, are independent
Maintain fully independent Audit, Compensation, and Nominating and Governance Committees that meet at least quarterly
Hold regular executive sessions of independent directors

Maintain a well-balanced membership on our Board of Directors in terms of skills, experience, background, and tenure
Conduct regular board refreshment (3 new independent directors have joined since our initial public offering, representing skills and experiences important to our business)

Board and Compensation Committee oversight of management succession planning
Comprehensive oversight of risk management, including oversight of artificial intelligence, enterprise risk management, and cybersecurity

Limits on outside board and audit committee service
Maintain stock ownership guidelines for directors and executive officers
Prohibit hedging and pledging of stock by directors, executive officers, and employees

Conduct annual director self-evaluation process, led by our Lead Independent Director
Conduct annual review of committee charters and governance policies

No multi-class voting structure (single class of common stock)
Proactive engagement with stockholders to understand and respond to concerns
Read more about our corporate governance practices beginning on page 7.
Stockholder Engagement Highlights
We believe that effective corporate governance includes proactive outreach and constructive engagement with our stockholders to elicit feedback and insights on the topics most relevant and important to them. Feedback received from these engagements is then summarized and shared with our Board of Directors and applicable committees. This approach allows us to more fully understand and thoughtfully consider a broad range of perspectives and issues, including our governance structure and executive compensation. These engagements drive increased corporate accountability, improve decision-making, and ultimately assist in creating long-term stockholder value.

Below is a summary of our engagement with stockholders in 2025.

Reached out to 14 of our largest institutional stockholders, representing over 47% of our outstanding common stock		Met with 7 stockholders, representing over 19% of our outstanding common stock

Ravi Gupta, our Lead Independent Director and Compensation Committee Chairperson, participated in a majority of these discussions		Our Chief People Officer, Chief Legal and Global Affairs Officer, and other senior members of our human resources, finance, and legal teams participated in these meetings

2024 compensation of our former CEO	Pay-for-performance alignment	Stock ownership guidelines

Management succession planning	Director skills and experience	Corporate governance practices

Plan to grant a meaningful portion of our CEO’s 2026 refresh equity award as performance-based RSUs that vest based on relative total shareholder return	Extend vesting period for future executive officer refresh RSU grants to three years	Enhanced disclosure of our compensation philosophy and objectives

Adopted and disclosed Stock Ownership Guidelines	Enhanced disclosure about our management succession planning process and oversight	Added detailed disclosure about director skills and experience

Read more about our stockholder engagement and responsiveness to the advisory vote on our fiscal year 2024 executive compensation beginning on page 34.
Executive Compensation Highlights
We operate in a highly competitive and rapidly evolving environment, and we expect competition to intensify. Our ability to recruit, incentivize, and retain the talent necessary to execute against our business objectives is a key contributor to our ability to compete and succeed in this environment. Our compensation philosophy is therefore designed to establish and maintain a compensation program that attracts, motivates, and rewards talented individuals who possess the skills necessary to support our near-term objectives and create long-term value for our stockholders, expand our business, and assist in the achievement of our strategic goals. We generally target a compensation mix for our executive officers that is weighted heavily toward long-term equity incentive compensation opportunities to align the compensation of our executive officers with our performance and the interests of our stockholders.
Our Compensation Committee reviewed and assessed our compensation philosophy, taking into account the feedback provided by stockholders through the engagement described above, and together with the assistance of our independent compensation consultant and management, reviewed, evaluated, and approved the compensation arrangements of our executive officers. Recent highlights of our executive compensation program include:

Our Compensation Committee oversees a robust management succession planning process through which a number of potential internal successors for the role of Chief Executive Officer were previously identified. This allowed our Board of Directors to efficiently evaluate these candidates and, ultimately, to select Chris Rogers to succeed Ms. Simo as our Chief Executive Officer given his deep understanding of our business, strong operational track record, leadership experience across multiple facets of Instacart’s growth, and his strategic vision for Instacart.

The vast majority of executive compensation program consists of long-term equity incentive compensation. We recently transitioned to boxcar RSU awards for our executive officers, which begin vesting approximately two years after the grant date, contingent on continued service in an environment that demands and expects high performance. We believe this structure supports long-term retention of our executive officers by ensuring they always have a competitive amount of unvested equity ahead of them while creating a more predictable equity vesting profile. In order to ensure a successful transition and address gaps in equity vesting value created by moving to a boxcar structure, we granted transition RSU awards to our named executive officers to provide market competitive annual compensation opportunities during the transition period before the first vesting event of their initial boxcar RSU award.

In response to stockholder feedback, we plan to implement a longer vesting schedule so that future boxcar RSU awards vest approximately three years after grant. In addition, we intend to grant a meaningful portion of our Chief Executive Officer’s 2026 refresh equity award as performance-based RSUs that vest based on relative total shareholder return.

Our Compensation Committee will only consider modifying outstanding or future equity awards in extraordinary and unforeseen circumstances, taking into account stockholder interests.

Adopted ownership guidelines that apply to our directors and executive officers.
Read more about our executive compensation program beginning on page 31.

INFORMATION REGARDING OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our Board of Directors
The following table sets forth, for the Class III director nominees for election at the Annual Meeting and our other directors who will continue in office after the Annual Meeting, their ages, independence, and position or office held with us as of April 1, 2026:

Name	Age	Independent(1)	Title	Current Term Expires	Expiration of Term for which Nominated
Class III Director Nominees
Meredith Kopit Levien	55		Director	2026	2029
Lily Sarafan	44		Director	2026	2029
Class I Directors
Victoria Dolan	66		Director	2027
Mary Beth Laughton	49		Director	2027
Josh Silverman	57		Director	2027
Class II Directors
Ravi Gupta	44		Lead Independent Director	2028
Chris Rogers	47		CEO and Chairperson	2028
Daniel Sundheim	49		Director	2028

(1)As defined in the listing standards of The Nasdaq Stock Market.
After providing several years of dedicated and valuable service, Michael Moritz’s term will expire at the Annual Meeting and he will not be standing for re-election to our Board of Directors. Therefore, he is not represented above or in the sections below titled “—Director Skills and Experience” and “—Director Biographical Information.”
Director Skills and Experience
Our Nominating and Corporate Governance Committee and our Board of Directors are committed to ensuring that our directors collectively possess a balanced mix of skills and qualifications that enable effective oversight of our mission, values, and business priorities. Below are the skills and qualifications that our Board of Directors considers to be important to Instacart as we continue to execute on our mission and advance our strategic objectives. The following table does not encompass all types of experience or skills possessed by our directors.

	Victoria Dolan	Ravi Gupta	Mary Beth Laughton	Meredith Kopit Levien	Chris Rogers	Lily Sarafan	Josh Silverman	Daniel Sundheim
Senior Leadership Leadership experience on public company boards, as chief executive officer, and/or in other senior leadership roles.
Financial Expertise Knowledge of financial markets, financing operations and accounting, and/or financial reporting processes.
Artificial Intelligence Experience in the strategic application and risks of artificial intelligence.
Cybersecurity & Data Privacy Experience in information security, data privacy protection, and risks associated with cybersecurity matters.
Growth & Business Transformation Experience leading high-growth technology companies, optimizing fulfillment networks, scaling businesses internationally, and/or executing strategic transactions.
Enterprise Technology Experience Expertise in enterprise technology for the retail industry.
Advertising, Sales & Marketing Experience with marketing strategies, brand development, and/or advertising.
CPG Experience Expertise in the consumer packaged goods industry.
Government, Policy & Regulatory Experience navigating complex governmental and regulatory affairs relevant to our business.
Director Biographical Information
Set forth below is biographical information for the Class III director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes, or skills that led our Board of Directors to recommend them for board service.

Nominees for Election at the Annual Meeting

Meredith Kopit Levien CEO and President, The New York Times Company INDEPENDENT Director Since: October 2021 Committees: Audit, Compensation
Biography
Since 2020, Ms. Kopit Levien has served as President and Chief Executive Officer of The New York Times Company, a media company, for which she previously served as Executive Vice President and Chief Operating Officer from 2017 to 2020, Executive Vice President and Chief Revenue Officer from 2015 to 2017, and Executive Vice President, Advertising from 2013 to 2015.
Key Qualifications
● Extensive experience in the media and advertising industries
● Experience in the strategic application and risks of AI
Other Public Company Directorships
● The New York Times Company
Education
● B.A., University of Virginia

Lily Sarafan Co-Founder and Executive Chair, TheKey INDEPENDENT Director Since: October 2021 Committees: Compensation, Nominating and Corporate Governance
Biography
Since 2020, Ms. Sarafan has served as Executive Chair of TheKey LLC, a premium provider of in-home care, for which she previously served as Chief Executive Officer from when she co-founded the company in 2005 until 2020.
Key Qualifications
● Extensive experience as a founder and executive
● Strong governance and leadership experience
Other Public Company Directorships
● Serve Robotics, Inc.
Education
● B.S. in Science, Technology, and Society, Stanford University
● M.S. in Management Science and Engineering, Stanford University

Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders

Victoria Dolan Former CFO, Revlon INDEPENDENT Director Since: April 2024 Committees: Audit (Chairperson)
Biography
Ms. Dolan served as Chief Financial Officer of Revlon, Inc., a personal care products company, from March 2018 to September 2022. From 2016 to 2018, Ms. Dolan served as Chief Transformation Officer of Colgate-Palmolive Company, a consumer products company, for which she also served as Corporate Controller and Principal Accounting Officer from 2011 to 2017 and as Vice President, Finance and Strategic Planning, European and South Pacific Division from 2008 to 2011. Before joining Colgate, Ms. Dolan held multiple management positions with Marriott International, Inc., a hospitality company, most recently as Executive Vice President and Chief Financial Officer of Marriott Vacation Club International, and The Coca-Cola Company, a beverage company. Ms. Dolan currently serves on the board of directors of Ideal Industries, Inc., an appliances, electrical, and electronics manufacturer. She previously served on the board of directors of Stericycle, Inc. from May 2023 until its acquisition by Waste Management, Inc. in November 2024. On June 15, 2022, Revlon, Inc. and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code.
Key Qualifications
● Experience as a chief financial officer and a finance executive at large multinational companies
● Extensive senior executive experience at several consumer product companies
Other Public Company Directorships
● Ranpak Holdings Corp.
Education
● B.A. in Economics, University of California, Los Angeles
● M.B.A., Anderson School of Management at the University of California, Los Angeles

Mary Beth Laughton CEO and President, REI INDEPENDENT Director Since: August 2024 Committees: Audit
Biography
Since February 2025, Ms. Laughton has served as President of Recreational Equipment, Inc. (REI), an outdoor gear and apparel company, and since March 2025, she has also served as Chief Executive Officer and a member of the board of directors of REI. From August 2023 to January 2025, Ms. Laughton served as the Head of Nike Global Direct to Consumer at Nike, Inc., an athletic apparel and footwear company. From October 2019 to March 2023, Ms. Laughton served as President and Chief Executive Officer of Athleta LLC, a women’s activewear brand owned by Gap Inc. From 2012 to 2019, Ms. Laughton served in various roles at Sephora USA Inc., a personal care and beauty product retailer, including most recently as Executive Vice President of Omnichannel Retail. Before joining Sephora, Ms. Laughton held a variety of strategy, merchandising, and e-commerce roles at Nike.
Key Qualifications
● Extensive experience leading high profile consumer brands
● Detailed knowledge regarding complex financial reporting matters
Education
● B.S. in Accounting and Finance, Indiana University
● M.B.A., Harvard Business School

Josh Silverman Executive Chair and Former CEO, Etsy INDEPENDENT Director Since: August 2025 Committees (Incoming): Nominating and Corporate Governance (Chairperson)
Biography
Since January 2026, Mr. Silverman has served as Executive Chair of Etsy, Inc., a consumer goods marketplace provider for independent sellers, for which he previously served as President and Chief Executive Officer from May 2017 to December 2025. Prior to that, Mr. Silverman served as Executive in Residence for Greylock Partners, a venture capital firm, from 2015 to 2017. He also previously held this position from 2010 through 2011. From 2011 to 2015, Mr. Silverman served as President of Consumer Products and Services at American Express. Prior to joining American Express, Mr. Silverman served as Chief Executive Officer of Skype from 2008 until 2010. From 2006 until 2008, Mr. Silverman served as Chief Executive Officer of Shopping.com, an eBay company, and, prior to that, served in various executive roles at eBay. Mr. Silverman is the co-founder of Evite, Inc., and served as its Chief Executive Officer from 1998 until its sale in 2001.
Key Qualifications
● Extensive experience leading marketplace and technology companies
● Experience in data privacy and cybersecurity
Other Public Company Directorships
● Etsy, Inc.
● Shake Shack Inc.
Education
● B.A. in Public Policy, Brown University
● M.B.A., Stanford University Graduate School of Business

Directors Continuing in Office Until the 2028 Annual Meeting of Stockholders

Ravi Gupta Co-CEO, Ithaca Holdco Partner, Sequoia Capital LEAD INDEPENDENT DIRECTOR Director Since: September 2023 Committees: Compensation (Chairperson), Nominating and Corporate Governance
Biography
Since December 2025, Mr. Gupta has served as Co-Chief Executive Officer and a member of the board of directors of Ithaca Holdco, Inc., a private technology company that he co-founded. Mr. Gupta has also served as a Partner at Sequoia Capital, a venture capital firm, since November 2019. From 2015 to 2019, Mr. Gupta served as our Chief Financial Officer, and from 2016 to 2019, Mr. Gupta also served as our Chief Operating Officer. From 2005 to 2015, Mr. Gupta served in a number of roles at Kohlberg Kravis Roberts & Co. L.P., a global investment firm, most recently as a director. Mr. Gupta currently serves on the boards of directors of a number of private companies.
Key Qualifications
● Extensive financial and business expertise
● Experience as an executive or director at high-growth technology companies
Education
● B.S., Duke University

Chris Rogers CEO, Instacart CHAIRPERSON Director Since: August 2025
Biography
Mr. Rogers has served as our President, Chief Executive Officer, and a member of our Board of Directors since August 2025 and as Chairperson of our Board of Directors since November 2025. He previously served as our Chief Business Officer from September 2022 to August 2025 and our Vice President, Global Retail from July 2019 to September 2022. From 2008 to 2019, Mr. Rogers served in a number of sales and business roles of increasing responsibility at Apple Inc., a consumer electronics, software, and services company, including most recently as Managing Director, Apple Canada from 2018 to 2019. Mr. Rogers started his career in various account management roles at The Procter & Gamble Company, a consumer goods company.
Key Qualifications
● Business and management expertise spanning consumer goods, technology, retail, and media
● Extensive experience as a senior executive at major technology companies
Education
● Bachelor of Business Administration, Wilfrid Laurier University

Daniel Sundheim Founder and Chief Investment Officer, D1 Capital Partners INDEPENDENT Director Since: June 2020 Committees: Compensation
Biography
Since 2018, Mr. Sundheim has served as the Founder and Chief Investment Officer of D1 Capital Partners L.P., an investment management firm. From 2002 to 2017, Mr. Sundheim served in various capacities at Viking Global Investors, an investment management firm, including as an analyst from 2002 to 2005, a portfolio manager from 2005 to 2010, Co-Chief Investment Officer from 2010 to 2014, and Chief Investment Officer from 2014 to 2017.
Key Qualifications
● Extensive financial and business expertise
● Extensive investment and capital allocation experience
Education
● B.S. in Economics, Wharton School of the University of Pennsylvania

Independence of our Board of Directors
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Under the listing standards of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the listing standards of Nasdaq, a director will only qualify as an “independent director” if the listed company’s board of directors affirmatively determines that the director does not have a relationship that, in the opinion of the listed company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the listing standards of Nasdaq. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of Nasdaq.
Our Board of Directors has undertaken a review of the independence of each director and director nominee. Based on information provided by each director concerning their background, employment, and affiliations, our Board of Directors has affirmatively determined that each of Victoria Dolan, Ravi Gupta, Mary Beth Laughton, Meredith Kopit Levien, Michael Moritz, Lily Sarafan, Josh Silverman, and Daniel Sundheim is “independent” as that term is defined under the listing standards of Nasdaq. In making these affirmative determinations, our Board of Directors considered the current and prior relationships that each director has with Instacart and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the transactions involving them described in the section titled “Transactions with Related Persons.”
Board Leadership
Our Nominating and Corporate Governance Committee periodically considers the leadership structure of our Board of Directors and makes such recommendations to our Board of Directors as our Nominating and Corporate Governance Committee deems appropriate. Our Corporate Governance Guidelines also provide that, when our Board of Directors does not have an independent chairperson, the independent members of our Board of Directors will designate a “Lead Independent Director.”
Fidji Simo served as Chairperson during her time as our Chief Executive Officer and continued in such role after her resignation as Chief Executive Officer on August 15, 2025 in order to ensure a successful transition for Chris Rogers, our newly appointed Chief Executive Officer. On November 24, 2025, Ms. Simo resigned from our Board of Directors, and Mr. Rogers was appointed to succeed Ms. Simo as Chairperson. Currently, our Board of Directors believes that it is in the best interests of Instacart and our stockholders for Mr. Rogers to serve as both Chief Executive Officer and Chairperson given his knowledge of our company and industry and his strategic vision. Because we do not have an independent chairperson, our Board of Directors has appointed a Lead Independent Director. Lily Sarafan served as our Lead Independent Director through August 2025, when our Board of Directors appointed Ravi Gupta to succeed her as Lead Independent Director. Our Lead Independent Director provides leadership to our Board of Directors if circumstances arise in which the role of Chief Executive Officer and Chairperson of our Board of Directors may be, or may be perceived to be, in conflict, and performs such additional duties as our Board of Directors may otherwise determine and delegate, including presiding over periodic meetings of our independent directors and coordinating activities of independent directors. Our Lead Independent Director also presides over the annual performance evaluation of the members of our Board of Directors and serves as a liaison between our Chief Executive Officer and Chairperson and the independent directors. Our Board of Directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our Board of Directors, and sound corporate governance policies and practices.
Role of our Board of Directors in Risk Oversight
Our Board of Directors oversees our risk management processes, which are designed to support the achievement of organizational objectives, improve long-term organizational performance, and enhance stockholder value while mitigating and managing identified risks. A fundamental part of our approach to risk management is not only understanding the most significant risks we face as a company and the necessary steps to manage those risks, but also deciding what level of risk is appropriate. Our Board of Directors and its committees play an integral role in guiding management’s risk tolerance and determining an appropriate level of risk. At periodic meetings of our Board of Directors and its committees, management reports to and seeks guidance with respect to the most significant risks that could affect our business, including strategic, operational, competitive, macroeconomic, financial, legal, regulatory, cybersecurity, privacy, and artificial intelligence (“AI”) risks.
While our full Board of Directors has overall responsibility for evaluating key business risks, its committees monitor and report to our Board of Directors on certain risks while management is responsible for the day-to-day oversight and management of certain risks. Our Audit Committee reviews and oversees guidelines, internal controls, and policies that govern our risk assessment and risk management program. Our Audit Committee also monitors our major financial, accounting, legal, compliance, investment, tax, cybersecurity, data privacy, fraud, and AI risks, as well as the steps our management has taken to identify and control these exposures. In addition, among other matters, management provides our Audit Committee with periodic reports on our compliance programs and investment policy and practices. We have implemented controls and procedures for our management to quickly escalate violations or breaches of our compliance programs, policies, and practices, as well as cybersecurity, privacy, and other risks, to our Board of Directors or an applicable committee. Our Compensation Committee assesses and monitors whether our compensation policies and practices have the potential to encourage excessive risk-taking, evaluates policies and practices that could mitigate such risks, and plans for leadership succession. Our Nominating and Corporate Governance Committee oversees risks associated with director independence and the composition and organization of our Board of Directors, periodically reviews our Corporate Governance Guidelines and Code of Business Conduct and Ethics, and provides general oversight of our other corporate governance policies and practices.
In connection with its reviews of the operations of our business, our full Board of Directors oversees the primary risks associated with our business, as well as the key risk areas monitored by its committees, including cybersecurity, AI, and privacy risks. Our Board of Directors appreciates the evolving nature of our business and industry and oversees the monitoring and mitigation of new threats and risks as they emerge.
Cybersecurity
In particular, our Board of Directors is committed to the prevention, timely detection, and mitigation of the effects of cybersecurity threats or incidents. Our Audit Committee oversees management’s design, implementation, and enforcement of our cybersecurity risk management program, which is integrated with our overall enterprise risk management program, and reports on these topics to our Board of Directors, while management has overall responsibility for identifying, assessing, and managing these material risks. Our Audit Committee receives periodic reports from our Chief Information Security Officer regarding key cybersecurity risks we face, our cybersecurity risk management program, significant cybersecurity incidents involving us or our third-party service providers, the progress of ongoing initiatives, and the effectiveness of internal control and compliance mechanisms. Our Audit Committee, in turn, briefs our Board of Directors on its cybersecurity oversight activities as appropriate or necessary.
Artificial Intelligence
Our Board of Directors regularly receives reports from management and conducts in-depth discussions regarding strategic risks and opportunities related to AI, including updates on market and technology developments, the development and deployment of our AI tools, responsible AI initiatives, the competitive landscape, regulatory trends, and the integration of AI into our strategic plans and enterprise risk management program. In particular, our Audit Committee reviews and discusses with management the risks related to our use of AI and policies adopted with respect to the use of AI, and periodically reports to our Board of Directors regarding the steps we have taken to monitor and mitigate AI-related risks.
In addition, we have multiple internal committees and teams that guide overall strategy and policy with respect to our use of AI, including a management-level AI executive committee led by our Chief Technology Officer and Chief Legal and Global Affairs Officer. These committees are responsible for (i) setting principles for AI usage, (ii) advising stakeholders on the implementation of our AI usage principles, (iii) informing management and other stakeholders of AI-related legislative and regulatory changes, and (iv) advising on compliance with laws, regulations, and industry standards. Our enterprise risk management program also incorporates an evaluation of our key AI risks as well as our development of strategies to mitigate such risks.
Management Succession Planning
Our Compensation Committee oversees our management succession planning with the goal of having a long-term and continuing plan for effective senior leadership. In this role, our Compensation Committee periodically reviews succession plans for our Chief Executive Officer and other senior leadership roles, including an evaluation of the skills they believe are needed for each role, leadership development plans, potential successors in the short and long-term, and any external search plans.
As previously disclosed, on May 7, 2025, Fidji Simo announced her resignation as our Chief Executive Officer. Following this, our Board of Directors, informed by our robust management succession planning process, interviewed and evaluated the internal candidates previously identified as potential successors to the role of Chief Executive Officer. As a result of this extensive process, our Board of Directors selected Chris Rogers to succeed Ms. Simo as our Chief Executive Officer based on factors such as his deep understanding of our business, strong operational track record, and leadership experience across multiple facets of Instacart’s growth, as well as his strategic vision for Instacart.
Board of Directors and Committee Meetings
Our Board of Directors is responsible for the oversight of management and the strategy of Instacart and for establishing corporate policies. Our Board of Directors meets periodically during the year to review significant developments affecting Instacart and to act on matters requiring the approval of our Board of Directors. Our Board of Directors met six times during our last fiscal year. Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our Audit Committee met five times during our last fiscal year. Our Compensation Committee met four times during our last fiscal year. Our Nominating and Corporate Governance Committee met three times during our last fiscal year. During our last fiscal year, each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which they had been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which they served during the periods that they served. We encourage our directors to attend our annual meeting of stockholders. All of our current directors who were serving at the time of our 2025 annual meeting of stockholders attended such meeting.
Nomination to Our Board of Directors
Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of our Nominating and Corporate Governance Committee in accordance with our Nominating and Corporate Governance Committee’s charter, our policies, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, our Corporate Governance Guidelines, and the requirements of applicable law. In recommending candidates for nomination, our Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, and employees, as well as candidates that are properly submitted by stockholders in accordance with our policies and Amended and Restated Bylaws, using the same criteria to evaluate all such candidates.
A stockholder that wishes to recommend a candidate for election to our Board of Directors may send a letter directed to our Secretary at 50 Beale Street, Suite 600, San Francisco, California 94105. The letter must include the candidate’s name, age, business address and residence address, detailed biographical data and relevant qualifications, including the principal occupation or employment of such nominee, the class or series and number of shares of each class or series of capital stock of Instacart that are owned of record and beneficially by such nominee and list of any pledge of or encumbrances on such shares, the date or dates on which such shares were acquired and the investment intent of such acquisition, a signed letter from the nominee confirming willingness to serve, information regarding any relationships between the nominee and Instacart, the questionnaire, representation, and agreement required by Section 3.2(e) of our Amended and Restated Bylaws, completed and signed by such nominee, and all other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest.
Stockholders also have the right under our Amended and Restated Bylaws to directly nominate director candidates, without any action or recommendation on the part of our Nominating and Corporate Governance Committee or our Board of Directors. Information regarding the process and required information to properly and timely submit stockholder nominations for candidates for membership on our Board of Directors is set forth in our Amended and Restated Bylaws and in this Proxy Statement in the section titled “Questions and Answers—When are stockholder proposals due for next year’s annual meeting?”
Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate and, in addition, our Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Director Qualifications
In addition to the qualifications, qualities, and skills that are necessary to meet U.S. state and federal legal, regulatory, and Nasdaq listing requirements, as well as the provisions of our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, Corporate Governance Guidelines, and Nominating and Corporate Governance Committee Charter, our Nominating and Corporate Governance Committee will consider the following minimum qualifications in considering any individual recommended or offered for nomination to our Board of Directors: (i) high personal and professional ethics and integrity; (ii) proven achievement and competence in the nominee’s field and ability to exercise sound business judgment; (iii) skills that are complementary to those of our existing Board of Directors; (iv) the ability to assist and support management and make significant contributions to Instacart’s success; and (v) an understanding of the fiduciary responsibilities that are required of a member of our Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities.
In its evaluation of nominees, our Nominating and Corporate Governance Committee will also take into consideration other factors, such as the current size and composition of our Board of Directors and the needs of our Board of Directors and its committees, as well as such factors as personal and professional experience and background, independence, area of expertise, potential conflicts of interest, other commitments, and the like.
Our Nominating and Corporate Governance Committee believes that having diverse personal and professional experiences and backgrounds represented on our Board of Directors provides a variety of perspectives, improves the quality of dialogue, and contributes to a more balanced and effective decision-making process. Of our current Board of Directors, 44% identify as women and 22% identify as an underrepresented minority.
Director Commitments
As set forth in our Corporate Governance Guidelines, each director must ensure that other existing and anticipated future commitments do not create a conflict of interest or otherwise materially interfere with their service on our Board of Directors. In addition, directors are advised to notify our Nominating and Corporate Governance Committee prior to accepting invitations to join the board of directors of any other public company. To help ensure our directors, including our Chief Executive Officer, are able to devote sufficient time to carry out their duties and responsibilities effectively, our Corporate Governance Guidelines provide that no director should serve on more than four additional public company boards without the approval of our Board of Directors, and our Chief Executive Officer shall not serve on more than one additional public company board without the approval of our Board of Directors. All current directors, including our Chief Executive Officer, are in compliance with these service limits.

Committees of Our Board of Directors
The composition and responsibilities of each standing committee of our Board of Directors are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Victoria Dolan
Ravi Gupta
Mary Beth Laughton(1)
Meredith Kopit Levien
Michael Moritz(1)(2)
Lily Sarafan
Josh Silverman(2)
Daniel Sundheim

    Committee Chairperson Committee Member.
(1)Mr. Moritz served as a member of our Audit Committee until August 2025, at which time Ms. Laughton was appointed to succeed Mr. Moritz as a member of our Audit Committee.
(2)Mr. Moritz’s term will expire at the Annual Meeting and he will not be standing for re-election to our Board of Directors. Effective as of the date of the Annual Meeting, Mr. Silverman will replace Mr. Moritz as Chairperson of our Nominating and Corporate Governance Committee.

Our Audit Committee
Members
●Victoria Dolan (Chairperson)	●Mary Beth Laughton	●Meredith Kopit Levien
Qualifications
★The Chairperson of our Audit Committee is Victoria Dolan.
★Our Board of Directors has determined that each member of our Audit Committee satisfies the independence requirements under the listing standards of Nasdaq and Rule 10A-3(b)(1) of the Exchange Act.
★Our Board of Directors has determined that each of Ms. Dolan and Ms. Laughton is “financially sophisticated” under the listing standards of Nasdaq and an “audit committee financial expert” within the meaning of the regulations of the Securities and Exchange Commission (the “SEC”).
★Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their employment.
★Members of our Audit Committee may not serve on the audit committee of more than two other public companies without approval from our Board of Directors.

Primary Purpose
The primary purpose of our Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our corporate accounting and financial reporting processes, systems of internal control, and financial statement audits and to oversee our independent registered public accounting firm.

Principal Responsibilities
Specific responsibilities of our Audit Committee include:

●helping our Board of Directors oversee our corporate accounting and financial reporting processes;
●managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements and the effectiveness of our internal control over financial reporting, when required;
●discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, our interim and year end results of operations;
●developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
●reviewing related party transactions;
●overseeing the performance of our internal audit and internal controls functions;
●approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm;
●preparing the audit committee report that the SEC requires in our annual proxy statement;
●determining guidelines and policies with respect to risk assessment and risk management; and
●reviewing legal and regulatory compliance matters, including risks related to data privacy, information security, our use of AI, and cybersecurity.

Charter		Audit Committee Report
Our Audit Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq and is available to our stockholders at investors.instacart.com.		The audit committee report is located in the section titled “Audit Committee Report.”

Our Compensation Committee
Members
●Ravi Gupta (Chairperson)	●Meredith Kopit Levien	●Lily Sarafan	●Daniel Sundheim
Qualifications
★The Chairperson of our Compensation Committee is Ravi Gupta.
★Our Board of Directors has determined that each member of our Compensation Committee is independent under the listing standards of Nasdaq.
★Our Compensation Committee has a compensation subcommittee, consisting of Ravi Gupta, Lily Sarafan, and Daniel Sundheim, to which our Compensation Committee has delegated the responsibility for approving transactions between us and our officers and directors that are within the scope of Rule 16b-3 of the Exchange Act. Each of Ravi Gupta, Lily Sarafan, and Daniel Sundheim is a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

Primary Purpose
The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors in overseeing our compensation policies, plans, and programs, and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate.

Principal Responsibilities
Specific responsibilities of our Compensation Committee include:

●reviewing and approving (or recommending to our Board of Directors) the compensation of our Chief Executive Officer and other executive officers;
●reviewing and approving (or recommending to our Board of Directors) the compensation of our directors;
●administering our equity incentive plans and other benefit programs;
●reviewing, adopting, amending, and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections, and any other compensatory arrangements for our executive officers and other senior management;
●reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy for our executive officers and directors;
●overseeing compliance with our clawback policy and stock ownership guidelines;
●reviewing matters relating to human capital management; and
●reviewing succession planning for our executive leadership team.

Compensation Committee Interlocks and Insider Participation
During the fiscal year ended December 31, 2025, our Compensation Committee consisted of Ravi Gupta, Meredith Kopit Levien, Lily Sarafan, and Daniel Sundheim. None of the members of our Compensation Committee is currently or has been at any time one of our officers or employees, except for Ravi Gupta, who served as our Chief Financial Officer from 2015 to 2019, and as our Chief Operating Officer from 2016 to 2019. None of our executive officers currently serves, or has served during the last fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee. See the section titled “Transactions with Related Persons” for information about related party transactions involving certain members of our Compensation Committee or their affiliates.

Processes and Procedures for Compensation Decisions
Our Compensation Committee is primarily responsible for establishing and reviewing our overall compensation strategy. See the section titled “Executive Compensation—Compensation Discussion and Analysis—How We Determine Executive Compensation” for information about our processes and procedures for compensation decisions.

Charter	Compensation Committee Report
Our Compensation Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq and is available to our stockholders at investors.instacart.com.	The compensation committee report is located in the section titled “Executive Compensation—Compensation Committee Report.”

Our Nominating and Corporate Governance Committee
Members
●Michael Moritz (Chairperson)	●Ravi Gupta	●Lily Sarafan	●Josh Silverman (Incoming Chairperson)
Qualifications
★The Chairperson of our Nominating and Corporate Governance Committee is Michael Moritz. Mr. Moritz’s term will expire at the Annual Meeting and he will not be standing for re-election to our Board of Directors. Effective as of the date of the Annual Meeting, Mr. Silverman will replace Mr. Moritz as Chairperson of our Nominating and Corporate Governance Committee.
★Our Board of Directors has determined that each member of our Nominating and Corporate Governance Committee is independent under the listing standards of Nasdaq.

Principal Responsibilities
Specific responsibilities of our Nominating and Corporate Governance Committee include:

●identifying and evaluating candidates, including the nomination of incumbent directors for re-election and nominees recommended by stockholders, to serve on our Board of Directors;
●considering and making recommendations to our Board of Directors regarding the composition and chairpersonship of the committees of our Board of Directors;
●developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters;
●reviewing and considering environmental, social responsibility, and sustainability matters; and
●overseeing annual evaluations of our Board of Directors’ performance, including committees of our Board of Directors.

Charter
Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq and is available to our stockholders at investors.instacart.com.

Corporate Governance Policies and Practices
Stockholder Communications with our Board of Directors
Stockholders who wish to communicate with our non-management directors may send messages to our Secretary at 50 Beale Street, Suite 600, San Francisco, California 94105. In accordance with our Corporate Governance Guidelines, our Legal Department, in consultation with appropriate directors as necessary, will review all incoming stockholder communications. If appropriate, our Legal Department will route such communications to the appropriate director(s), the Chairperson of our Nominating and Corporate Governance Committee, or our Lead Independent Director.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines to ensure that our Board of Directors has the necessary practices in place to review and evaluate Instacart’s business operations and make decisions that are independent of our management. The Corporate Governance Guidelines set forth the practices our Board of Directors intends to follow with respect to, among other things, board composition and selection, board leadership, board meetings, board qualifications, board committees, Chief Executive Officer evaluation and succession planning, stockholder communications with directors, and director education. The Corporate Governance Guidelines also establish policies and limitations on outside commitments by our directors, as described above in the section titled “—Our Board of Directors—Director Commitments.” The Corporate Governance Guidelines are posted on our investor relations website at investors.instacart.com.
Code of Business Conduct and Ethics
We maintain a Code of Business Conduct and Ethics that is applicable to all our employees, officers, directors, and contractors, including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics is available on our investor relations website at investors.instacart.com. We intend to disclose any substantive amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements granted to any director or executive officer, including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions, on our website as set forth above, if required by applicable law or the listing standards of Nasdaq.
Insider Trading Policy
We have adopted an Insider Trading Policy, as well as other procedures governing the purchase, sale, and/or other dispositions of our securities by our employees, officers, directors, and other covered persons. We also follow such procedures, as applicable, as well as applicable laws, rules, and regulations, when engaging in transactions in our securities, including repurchases of our securities. We believe our policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to the Annual Report.
Prohibition on Hedging and Pledging
Our Insider Trading Policy prohibits our employees, officers, directors, and other covered persons from engaging in inherently speculative transactions, including short sales and transactions in put options, call options, or other derivative securities, hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds, and pledging transactions, including securities held in margin accounts and otherwise pledged as collateral for a loan.

DIRECTOR COMPENSATION

Non-Employee Director Compensation
We have adopted a Non-employee Director Compensation Policy, pursuant to which each member of our Board of Directors who is not also serving as an employee of or consultant to Instacart or any of its subsidiaries receives the compensation described below. This policy may be amended or waived at any time in the sole discretion of our Board of Directors or our Compensation Committee.
Annual Cash Compensation
Each non-employee director is entitled to receive the following cash compensation for services on our Board of Directors and its committees:
●$50,000 annual cash retainer for service as a member of our Board of Directors;
●$30,000 annual cash retainer for service as Independent Chairperson or Lead Independent Director;
●$15,000 annual cash retainer for service as a member of our Audit Committee and $25,000 annual cash retainer for service as Chairperson of our Audit Committee (in lieu of the committee member service retainer);
●$10,000 annual cash retainer for service as a member of our Compensation Committee and $20,000 annual cash retainer for service as Chairperson of our Compensation Committee (in lieu of the committee member service retainer); and
●$7,500 annual cash retainer for service as a member of our Nominating and Corporate Governance Committee and $15,000 annual cash retainer for service as Chairperson of our Nominating and Corporate Governance Committee (in lieu of the committee member service retainer).
The annual cash compensation amounts are payable in equal quarterly installments, in arrears on or promptly following the last day of each fiscal quarter in which the service occurred, pro-rated for any partial quarter of service (based on days served in the applicable quarter).
Initial RSU Grant
Each non-employee director appointed to our Board of Directors will automatically, on the date of such non-employee director’s initial election or appointment to our Board of Directors, be granted restricted stock units (“RSUs”) with an aggregate grant date fair value of $250,000 (the “Initial RSU Grant”). Each Initial RSU Grant will vest in equal annual installments over a three-year period, such that the Initial RSU Grant is fully vested on the third anniversary of the initial appointment date, subject to the non-employee director’s Continuous Service (as defined in the 2023 Equity Incentive Plan (the “2023 Plan”)) through each applicable vesting date.
Annual RSU Grant
On the date of each annual meeting of stockholders, unless waived by such director, each non-employee director will automatically be granted RSUs with an aggregate grant date fair value of $250,000 (the “Annual RSU Grant”). The Annual RSU Grant will vest in full on the earlier of (i) the date of the following year’s annual meeting of stockholders (or the date immediately prior if the non-employee director’s service as a director ends at such annual meeting due to the director’s failure to be re-elected or the director not standing for re-election); or (ii) the one-year anniversary measured from the date of the annual meeting of stockholders at which the Annual RSU Grant was made, in each case, subject to the non-employee director’s Continuous Service (as defined in the 2023 Plan) through such vesting date.

Pro-Rated Annual Grant
Each non-employee director who is first elected or appointed to our Board of Directors on a date other than the date of an annual meeting of stockholders, will automatically upon such director’s initial election or appointment and in lieu of the Annual RSU Grant, be granted RSUs with an aggregate grant date fair value equal to (i) $250,000 multiplied by (ii) the fraction obtained by dividing (A) the number of days between the date such person is elected or appointed and the first anniversary of the most recent annual meeting of stockholders by (B) 365 (the “Pro-rated Annual Grant”). The Pro-rated Annual Grant will vest on the earlier of (i) the one-year anniversary of the initial election or appointment date or (ii) the day prior to the date of the annual meeting of stockholders following the initial election or appointment date, in each case, subject to the non-employee director’s Continuous Service (as defined in the 2023 Plan) through such vesting date.
Acceleration
Each Initial RSU Grant, Annual RSU Grant, and Pro-rated Annual Grant (if applicable) will vest in full upon a Change in Control (as defined in the 2023 Plan), subject to the non-employee director’s Continuous Service (as defined in the 2023 Plan) through the date of such Change in Control.
Expenses
We reimburse each non-employee director for ordinary, necessary, and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in meetings of our Board of Directors and its committees.
Compensation Limit
The aggregate cash compensation and equity compensation that each non-employee director is eligible to receive is subject to the limits set forth in Section 3(d) of the 2023 Plan.

Director Compensation Table
The following table sets forth information regarding compensation earned by or paid to our directors for the year ended December 31, 2025 for service as directors, other than Chris Rogers, our Chief Executive Officer, who is also a member of our Board of Directors but did not receive any additional compensation for service as a director, and Fidji Simo, our former Chief Executive Officer, who received compensation for service as a director following her resignation as Chief Executive Officer on August 15, 2025. The compensation for Mr. Rogers and Ms. Simo (as named executive officers) and for Ms. Simo (as a director) is set forth below under “Executive Compensation—Executive Compensation Tables—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(5)	Total ($)
Victoria Dolan	75,000	290,645	365,645
Ravi Gupta	88,832	290,645	379,477
Mary Beth Laughton	55,666	290,645	346,311
Meredith Kopit Levien	75,000	290,645	365,645
Michael Moritz(2)	74,334	290,645	364,979
Lily Sarafan	86,168	290,645	376,813
Josh Silverman(3)	18,886	403,185	422,071
Dan Sundheim	60,000	290,645	350,645
Frank Slootman(4)	19,643	—	19,643

(1)Aggregate grant date fair values are computed in accordance with ASC Topic 718. See Notes 2 and 12 to our consolidated financial statements included in the Annual Report for the assumptions used in calculating these values. The amounts disclosed reflect the accounting cost for these equity awards and do not reflect the actual economic value that may be realized by any of our directors.
(2)Mr. Moritz’s term will expire at the Annual Meeting and he will not be standing for re-election to our Board of Directors.
(3)Mr. Silverman was appointed to our Board of Directors on August 15, 2025.
(4)Mr. Slootman retired from, and did not stand for re-election to, our Board of Directors when his term expired on May 22, 2025, the date of our 2025 annual meeting of stockholders.
(5)The following table sets forth the aggregate number of shares underlying unvested stock awards held by our directors, other than Mr. Rogers and Ms. Simo, as of December 31, 2025:

Name	Number of Shares Underlying Unvested RSUs (#)
Victoria Dolan	10,839
Ravi Gupta	8,958
Mary Beth Laughton	11,022
Meredith Kopit Levien	6,180
Michael Moritz	6,180
Lily Sarafan	6,180
Josh Silverman	9,180
Dan Sundheim	6,180
Frank Slootman	—

PROPOSAL ONE:
ELECTION OF DIRECTORS
Our Board of Directors currently consists of nine members and is divided into three classes. Each class consists of one-third of the total number of directors, and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election and until their successor is duly elected and qualified, or until their earlier death, resignation, or removal.
Our directors are divided into the three classes as follows:
●the Class III directors are Meredith Kopit Levien, Michael Moritz, and Lily Sarafan, whose terms will expire at the Annual Meeting;
●the Class I directors are Victoria Dolan, Mary Beth Laughton, and Josh Silverman, whose terms will expire at the annual meeting of stockholders to be held in 2027; and
●the Class II directors are Ravi Gupta, Chris Rogers, and Daniel Sundheim, whose terms will expire at the annual meeting of stockholders to be held in 2028;
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Any vacancies on our Board of Directors resulting from death, resignation, disqualification, removal, or other causes, and any newly created directorships resulting from any increase in the number of directors, shall be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum of our Board of Directors, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified or such director’s earlier death, resignation, or removal. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Instacart.
Ms. Kopit Levien and Ms. Sarafan are currently members of our Board of Directors, and, at the recommendation of our Nominating and Corporate Governance Committee, have been nominated for re-election to serve as Class III directors. Each of these nominees has agreed to stand for re-election at the Annual Meeting. If elected at the Annual Meeting, each of these nominees would serve until the annual meeting of stockholders to be held in 2029 and until their successor has been duly elected and qualified, or until the nominee’s earlier death, resignation, or removal. Each of these nominees has indicated that they will be willing and able to serve as directors. If any of these nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which our Board of Directors does not expect to occur), proxies may be voted by the proxyholders in accordance with the recommendation of our Board of Directors.
Mr. Moritz’s term will expire at the Annual Meeting and he will not be standing for re-election to our Board of Directors. Accordingly, the size of our Board of Directors will be automatically reduced from nine directors to eight directors at the conclusion of the Annual Meeting.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MEREDITH KOPIT LEVIEN AND LILY SARAFAN AS CLASS III DIRECTOR NOMINEES.

PROPOSAL TWO:
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2026, and has further directed that management submit the appointment of PwC as our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. PwC has served as our independent registered public accounting firm since 2017. Representatives of PwC are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the appointment of PwC as our independent registered public accounting firm. However, our Audit Committee is submitting the appointment of PwC to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment, our Audit Committee will review its future appointment of PwC as our independent registered public accounting firm. Even if the appointment is ratified, our Audit Committee may, in its sole discretion, direct the appointment of different independent auditors at any time during the fiscal year if it determines that such a change would be in the best interests of Instacart and its stockholders.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us by PwC for the periods set forth below.

	Year Ended December 31,
	2025	2024
	(in thousands)
Audit Fees(1)	$9,259	$9,742
Audit-Related Fees(2)	—	—
Tax Fees(3)	59	217
All Other Fees(4)	2	2
Total Fees	$9,320	$9,961

(1)Consists of fees incurred for professional services rendered in connection with the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, and audit services in connection with other regulatory or statutory filings. This category also includes fees in connection with accounting consultations and audit services incurred in connection with nonrecurring transactions.
(2)Consists of fees incurred for assurance and related services that were reasonably related to the performance of the audit or review of our consolidated financial statements and which were not reported above under “Audit Fees.”
(3)Consists of fees incurred for professional services for tax planning, tax consulting, and tax compliance services.
(4)Consists of fees incurred for permitted products and services other than those that meet the criteria above.

Pre-Approval Policies and Procedures
Our Audit Committee approves all audit and non-audit related services that our independent registered public accounting firm provides to us in accordance with our Audit and Non-Audit Services Pre-Approval Policy. Pursuant to such policy, pre-approval may be given by our Audit Committee or the Chairperson thereof in connection with approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service.
All of the services relating to the fees described in the table above were pre-approved by our Audit Committee in accordance with our Audit and Non-Audit Services Pre-Approval Policy.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL THREE:
NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, not less frequently than once every three years, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. We currently intend to hold such votes annually. Accordingly, this proposal is being presented at the Annual Meeting. As described in detail under the section titled “Executive Compensation—Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders.
Our compensation programs are designed to effectively align our executives’ interests with the interests of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.
Stockholders are urged to read the section titled “Executive Compensation” and, in particular, the section titled “Executive Compensation—Compensation Discussion and Analysis” in this Proxy Statement, which discusses how our executive compensation policies and practices implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. Our Board of Directors and our Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.
The text of the resolution in respect of Proposal Three is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and any related narrative discussion, is hereby APPROVED.”
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as disclosed in this Proxy Statement, in accordance with the compensation disclosure rules of the SEC.
The vote is advisory, which means that the vote is not binding on us, our Board of Directors, or any of its designated committees. To the extent there is any significant vote against the compensation of our named executive officers, as disclosed in this Proxy Statement, our Compensation Committee will evaluate whether any actions are necessary to address the concerns of our stockholders.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management of Maplebear Inc. (the “Company”). The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (the “SEC”). The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the Board of Directors.
Victoria Dolan (Chairperson)
Mary Beth Laughton
Meredith Kopit Levien
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS
The following table sets forth information for our executive officers as of April 1, 2026:

Name	Age	Title
Chris Rogers	47	Chief Executive Officer and President
Emily Reuter	42	Chief Financial Officer and Treasurer
Morgan Fong	50	Chief Legal and Global Affairs Officer and Secretary

Chris Rogers Chief Executive Officer and President
Biography
Mr. Rogers’ biography is located in the section titled “Information Regarding Our Board of Directors and Corporate Governance—Our Board of Directors—Directors Continuing in Office Until the 2028 Annual Meeting of Stockholders” above.

Emily Reuter Chief Financial Officer and Treasurer
Biography
Ms. Reuter has served as our Chief Financial Officer since May 2024 and previously served as our Vice President, Finance from January 2024 to May 2024. From May 2014 to November 2020 and May 2021 to November 2023, Ms. Reuter served in a number of roles at Uber Technologies, Inc., a technology-based mobility provider, including most recently in finance leadership roles as Vice President, Head of Corporate Finance from February 2023 to November 2023 and Vice President, Chief Financial Officer of Mobility, Uber’s global rides segment, from May 2021 to January 2023, and prior to that, as Head of Investor Relations from September 2019 to November 2020. From 2014 to 2019, Ms. Reuter held various roles at Uber including as IPO Lead, as well as roles in corporate development, capital markets, and business development. From December 2020 to March 2021, Ms. Reuter served as Vice President of Operations of Color Health, Inc., a healthcare company focused on detection and care management, where she oversaw the COVID-19 testing and vaccination programs. Ms. Reuter currently serves on the board of directors of Pinterest, Inc., a visual search and discovery platform.
Education
● B.A. in Political Science, Yale University
● M.B.A., Stanford University Graduate School of Business

Morgan Fong Chief Legal and Global Affairs Officer and Secretary
Biography
Mr. Fong has served as our Chief Legal and Global Affairs Officer since April 2026 and our Secretary since December 2020. Mr Fong previously served as our our General Counsel from 2016 to April 2026 after serving as our Director of Legal from 2015 to 2016. From 2013 to 2015, Mr. Fong served as Director and Senior Corporate Counsel for Trulia, Inc., a real estate platform and current subsidiary of Zillow Group, Inc., a real estate database company. From 2004 to 2013, Mr. Fong served as an attorney at Fenwick & West LLP, a private law firm, and from 2000 to 2004, Mr. Fong served as an attorney at Wilson Sonsini Goodrich & Rosati, P.C., a private law firm.
Education
● B.A. in Economics and East Asian Studies, Yale University
● J.D., University of California, Berkeley School of Law

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy and objectives, discusses our executive compensation program and policies, and analyzes how and why our Compensation Committee arrived at the specific compensation decisions with respect to the following current and former executive officers during the fiscal year ended December 31, 2025, who are collectively referred to herein as our “named executive officers:”

Name	Position(s)
Chris Rogers(1)	Chief Executive Officer
Emily Reuter	Chief Financial Officer
Morgan Fong(2)	Chief Legal and Global Affairs Officer
Fidji Simo(3)	Former Chief Executive Officer
Daniel Danker(4)	Former Chief Product Officer

(1)Chris Rogers was appointed as our Chief Executive Officer, effective August 15, 2025. Mr. Rogers previously served as our Chief Business Officer.
(2)Morgan Fong has served as our Chief Legal and Global Affairs Officer since April 2026 and previously served as our our General Counsel from 2016 to April 2026.
(3)Fidji Simo resigned from her position as our Chief Executive Officer on August 15, 2025.
(4)Daniel Danker resigned from his position as our Chief Product Officer on August 15, 2025.

Fiscal Year 2025 Executive Compensation Highlights
Leadership Transition and Related Compensation Updates
As previously disclosed, Fidji Simo resigned as our Chief Executive Officer on August 15, 2025 and Chris Rogers was appointed as our Chief Executive Officer on that date. Upon her resignation, Ms. Simo forfeited the unvested portion of her (i) performance-based RSU award (the “2022 PSU”) and (ii) time-vesting RSU awards. Following her resignation as Chief Executive Officer, Ms. Simo continued serving as a director and was granted an RSU award in her capacity as a director pursuant to our Non-employee Director Compensation Policy. This director RSU award was forfeited in its entirety upon her resignation as a director on November 24, 2025.
In connection with his appointment to Chief Executive Officer, Mr. Rogers’ base salary was increased to CAD $1,370,000 per year and he was granted an RSU award with an aggregate grant date fair value of approximately $15,000,000. Also upon his appointment, Mr. Rogers received a discretionary bonus of CAD $511,627 in lieu of any amount that would have otherwise been payable to him under a prior bonus plan pursuant to our Executive Performance Bonus Plan (the “Bonus Plan”) in which he participated that related to his prior role as our Chief Business Officer (the “CBO Bonus Plan”). In addition, our Compensation Committee committed to granting Mr. Rogers an annual refresh equity award in 2026, the form and vesting schedule of which is subject to determination by our Compensation Committee. Our Compensation Committee felt that it was important to provide visibility to Mr. Rogers with respect to his 2026 target annual equity compensation at the time of his decision to accept the appointment to Chief Executive Officer, given the mid-year timing of his appointment and to be consistent with our historical practice with respect to the compensation of our Chief Executive Officer. Following feedback received from our stockholders through our stockholder engagement efforts in 2025, our Compensation Committee intends to grant a meaningful portion of the 2026 refresh equity award for Mr. Rogers as performance-based RSUs (“PSUs”) that vest based on relative total shareholder return, as described below in the section titled “—Fiscal Year 2025

Executive Compensation Highlights—Board of Directors and Compensation Committee Response to 2025 Stockholder Advisory Vote”.
Strengthening the Long-Term Performance Orientation of our Equity Compensation Program
Transition to Boxcar Equity Grant Model
Consistent with our compensation philosophy, our executive officers’ annual pay opportunities consist of (i) base salary and (ii) long-term incentive compensation in the form of equity awards, which comprise the vast majority of our executive officers’ annual compensation. In granting equity awards each year, our Compensation Committee focuses on the annual target value to be delivered to each executive officer. In 2025, we began a process of transitioning from granting executive officers annual refresh equity awards that begin vesting immediately to a long-term non-layered equity award grant practice (commonly referred to as “boxcar” equity awards with vesting schedules that do not “stack” or “layer” on top of prior year grants). This boxcar RSU award structure is intended to support long-term retention of our executive officers by ensuring they always have a competitive number of unvested equity awards ahead of them while creating a more predictable equity vesting profile. Under this boxcar structure, our executive officers do not receive value from their equity awards until they begin vesting almost two years after the grant date, contingent on continued service in an environment that demands and expects high performance. As our stock price increases, so does the value of the shares they will receive, incentivizing them to contribute to our long-term success and performance.
However, this transition to a boxcar RSU award structure with back-loaded vesting created significant gaps in the equity vesting value for our executive officers over 2025 and 2026. For 2025, the annual equity awards granted to our named executive officers, other than Ms. Simo, whose equity award was forfeited in connection with her departure, consisted of (i) a boxcar RSU award, which vests in four equal quarterly installments beginning on February 15, 2027, and (ii) a one-time transition RSU award, which vests non-linearly over a period of two years. Mr. Rogers was granted these equity awards while serving as our Chief Business Officer prior to his appointment as our Chief Executive Officer. Transition RSU awards granted in 2025 are back-loaded to vest primarily in 2026, supplementing pre-2025 equity grants to provide executive officers with market-competitive annual compensation opportunities, as determined by our Compensation Committee, during the transition period preceding the first vesting event of their 2025 boxcar RSU awards on February 15, 2027. Going forward, we expect to grant only annual boxcar RSU awards for any time-vesting RSUs, subject to limited exceptions, such as promotions or increases to the scope of the responsibilities of our executive officers. See the charts below for an illustration of (i) the vesting structure of the boxcar RSU awards and (ii) how the one-time transition RSU awards in 2025 served as a bridge to deliver the intended annual equity vesting values to our named executive officers over 2025 and 2026.

Lengthening Future Boxcar Vesting Schedules
In our engagement with stockholders following our 2025 annual meeting of stockholders, as further detailed below, we discussed our intended transition to the boxcar RSU award structure. Informed by these engagements, our Compensation Committee intends to further extend the vesting period of our boxcar RSU awards to be granted in 2026 so that future boxcar awards vest approximately three years following the date of grant. As outlined in the chart above, for 2026 these awards will vest over five quarters beginning in 2028. Thereafter, we intend for awards to vest over the final four quarters of the three-year award term.
Board of Directors and Compensation Committee Response to 2025 Stockholder Advisory Vote
At our 2025 annual meeting of stockholders, our advisory vote on executive compensation received support from approximately 55% of the votes cast. In light of the advisory vote results, our Board of Directors and our Compensation Committee believed it was important to conduct extensive stockholder engagement focused on executive compensation to understand the concerns that underpinned stockholders’ voting decisions.
Following our 2025 annual meeting of stockholders, we reached out to 14 of our largest institutional stockholders, collectively representing over 47% of our outstanding common stock at the time of our outreach, expressly requesting to discuss executive compensation matters, along with any other topics that were top of mind for our stockholders. We held discussions with seven stockholders, collectively representing over 19% of our outstanding common stock. Our engagement efforts were overseen by Ravi Gupta, our Lead Independent Director and Compensation Committee Chairperson, who participated in the majority of these discussions with stockholders collectively representing 16% of our outstanding common stock. In addition, our Chief People Officer, who advises our Chief Executive Officer and our Compensation Committee on our executive compensation program, as well as our Chief Legal and Global Affairs Officer, Vice President, Investor Relations, and other senior members of our human resources and legal teams participated in these meetings. We also proactively requested meetings with and met with two proxy advisory services firms, Institutional Shareholder Services and Glass Lewis, to gain their perspectives on our executive compensation program, outreach, and response.
In the course of these meetings, we met with both stockholders who supported and who opposed our advisory vote on executive compensation. This enabled us to gather a wide range of perspectives on our executive compensation program and practices.
Topics raised by multiple stockholders during the engagement process, together with our Compensation Committee’s response and perspective, are outlined in the following table:

What We Heard	What We Did - Our Response and Perspective
2024 CEO Compensation Actions

Several stockholders expressed that their primary concerns were the overall size of our former Chief Executive Officer’s 2024 RSU award and the rationale and impact of the one-time modification of her 2022 PSU.

2024 RSU Award and Award Forfeitures

Pursuant to Ms. Simo’s offer letter, she was eligible to receive an annual RSU award each with an aggregate grant date fair value equal to approximately $15,000,000, beginning in fiscal year 2022 and continuing through and including 2025. These annual RSU awards were to vest over the one-year period following the respective grant date. We clarified with our stockholders that Ms. Simo’s 2024 RSU award was a multi-year award intended to vest over three years and was delivered in full satisfaction of the annual RSU awards for 2024 and 2025 to which Ms. Simo was entitled pursuant to her offer letter. Ultimately, we reiterated that the unvested portion of all of Ms. Simo’s outstanding RSU awards, including the 2024 RSU award and the 2022 PSU, were forfeited upon her resignation as our Chief Executive Officer on August 15, 2025.

2022 PSU Modification

We also explained that, after nearly a year of deliberation by the Compensation Committee, the 2022 PSU modification was done to preserve the original retentive and motivational strength of the 2022 PSU. As previously disclosed, our Compensation Committee did not foresee that our share repurchase activity, which we believe allows us to generate more value for our stockholders over the long-term, would have meaningfully outpaced the issuance of new shares since our initial public offering. This created an unforeseen “moving goal post” effect on the original market capitalization goals through reducing our outstanding shares, leading to a lack of certainty as to the performance required to achieve the 2022 PSU goals, which risked demotivating our former Chief Executive Officer. The modification sought to solve this uncertainty and furthermore, the new stock price goals were set to be equivalent to the required stock price to achieve the original market cap goals, as calculated utilizing the fully diluted shares outstanding at the time of grant.

Our Compensation Committee understands these concerns and, as was the case with the 2022 PSU modification, will only consider modifying outstanding or future equity awards in extraordinary and unforeseen circumstances, taking into account stockholder interests.

What We Heard	What We Did - Our Response and Perspective
Pay-for-Performance Alignment

Several stockholders emphasized the importance of aligning executive pay with performance, but specific feedback on the method of alignment was mixed; some stockholders favored PSUs while others favored longer-term vesting or post-vest holding periods.

2026 CEO PSU

Prior to our stockholder engagement efforts, we granted Chris Rogers a time-vesting RSU award in connection with his appointment as Chief Executive Officer that fully vests 9 quarters after the grant date, as described in the section titled “—2025 Executive Compensation Program—Long-Term Incentive Compensation—Chris Rogers.” Informed by feedback from our stockholders, our Compensation Committee intends to grant a meaningful portion of Mr. Rogers’ 2026 refresh equity award as PSUs that vest based on relative total shareholder return. As a relatively new public company, our Compensation Committee will continue to consider and evaluate further incorporating performance-based variable compensation into our executive compensation program, as appropriate for our stage of growth and complexity of our business, and taking into account feedback received from our stockholders.

Longer Vesting Period

We began our transition to the boxcar equity award structure prior to our 2025 annual meeting of stockholders and our stockholder engagement efforts. The 2025 boxcar RSU awards fully vest 11 quarters after the grant date.

As noted above, following feedback received from our stockholders regarding longer-term vesting schedules, our Compensation Committee intends to extend the vesting period of our 2026 boxcar RSU awards so that future boxcar awards vest approximately three years following the date of grant, as described above in the section titled “—Executive Compensation Highlights—Strengthening the Long-Term Performance Orientation of our Equity Compensation Program—Lengthening Future Boxcar Vesting Schedules.”

Enhanced Disclosure

We have also enhanced our disclosure to more clearly outline our Compensation Committee’s philosophy and objectives with respect to our executive compensation program, as described in the section titled “—Compensation Philosophy and Objectives.”

Stock Ownership Guidelines Some stockholders indicated support for guidelines on stock ownership by our directors and executive officers.
Adopted Stock Ownership Guidelines

In February 2026, our Board of Directors adopted stock ownership guidelines that apply to our directors and executive officers, as described in the section titled “—Other Compensation Policies and Practices—Stock Ownership Guidelines.”

Our Board of Directors and Compensation Committee value the opinions of our stockholders, and we intend to continue to solicit and consider feedback obtained through our stockholder engagement program, as well as consider the voting outcome of future stockholder advisory votes. Furthermore, when making compensation decisions for our executive officers, our Board of Directors and our Compensation Committee remain focused on aligning compensation with performance and retention.
Compensation Philosophy and Objectives
Our Compensation Committee has oversight of our executive compensation programs and evaluates their competitiveness and function so that we maintain our ability to attract and retain superior employees in key positions and motivate strong performance against our strategic goals while creating stockholder value.
As our business and company continue to transform, our executive compensation programs continue to evolve and develop into those appropriate to our size and stage of business. We generally target a compensation mix for our executive officers that is weighted heavily toward long-term equity incentive compensation opportunities to align the compensation of our executive officers with our performance and the interests of our stockholders. In particular, we primarily utilize time-vesting equity awards as a means of aligning the interests of our executives with those of our stockholders. We believe that time-based equity awards enable our executives to focus on executing long-term strategic initiatives, thereby benefiting our stockholders, while providing our executives with an appropriate level of incentives for performance and retention. We continue to carefully evaluate our compensation arrangements and develop programs that we feel are the most appropriate to drive results for our company and our stockholders. As we make changes to expand our business, we focus on ensuring that our executive compensation program continues to align our executives’ compensation with our stockholders’ interests and our company’s performance over the long term. For example, as noted above, we intend to grant our Chief Executive Officer a PSU that will vest based on relative total shareholder return targets and our Compensation Committee will consider further incorporating performance-based variable compensation into our executive compensation program.

Fiscal Year 2025 Compensation Summary

CEO Compensation[1]

2.5%
2.1%
95.4%
Long-Term Incentive Compensation
95.4%

Other NEO Average Compensation[1]

3.8%
96.2%
Long-Term Incentive Compensation
96.2%

Base Salary | Bonus[2] | RSUs

[1] The averages reflected above exclude Fidji Simo and Daniel Danker, who resigned from their respective positions on August 15, 2025.

[2] Bonus amount includes (i) the bonuses paid under the CBO Bonus Plan for Mr. Rogers' service as our Chief Business Officer and (ii) the discretionary bonus payment in lieu of amounts that would have otherwise been payable to Mr. Rogers under the CBO Bonus plan following his appointment as our Chief Executive Officer.

Specifically, our executive compensation program is designed to:
●attract, retain, and motivate top talent;
●align our compensation structures with our strategic needs and market practices;

●provide long-term incentives that align our executives’ interests with those of our stockholders; and
●promote consistency and internal equity amongst our executive team.
Our executive compensation program adheres to the following practices:

What We Do	What We Don’t Do
✔ Deliver a majority of compensation through long-term equity incentives
✔ Determine incentive opportunities based on corporate and individual performance
✔ Assess risks of our compensation program
✔ Retain an independent compensation consultant
✔ Broadly use double-trigger change in control arrangements
✔ Maintain Stock Ownership Guidelines to align the interests of our executive officers with those of our stockholders

✗ No tax reimbursements or tax gross-ups on severance or change in control payments
✗ No special executive welfare or health benefits, or retirement plans not available to our employees generally
✗ No guaranteed salary increases or annual bonuses
✗ No excessive perquisites
✗ No hedging or pledging of our stock

How We Determine Executive Compensation
Our Compensation Committee is responsible for reviewing and approving the compensation of our Chief Executive Officer and other executive officers, including base salaries, short-term and long-term incentive compensation, the size and structure of equity awards, and any executive perquisites. Our Compensation Committee makes decisions on a case-by-case basis and considers market insights, competitive dynamics, prior experience, and future role with our company in structuring a total compensation package for our executive officers.
Our Compensation Committee generally determines the principal components of compensation for our executive officers on an annual basis; however, decisions may be made at other times for new hires, promotions, or other special circumstances as our Compensation Committee determines appropriate.
Role of Management
Our Compensation Committee has worked with and received information and analyses from management, including within our legal, finance, and human resources departments, and our Chief Executive Officer, and considered such information and analyses in determining the structure and amount of compensation to be paid to our executive officers, including our named executive officers. Our Chief Executive Officer evaluates and provides to our Compensation Committee executive officer performance assessments and management’s recommendations and proposals regarding executive officer compensation programs and decisions affecting all components of compensation, and other compensation-related matters outside of the presence of any other named executive officers. However, our Compensation Committee retains the final authority to make all compensation decisions for our named executive officers, including our Chief Executive Officer.
From time to time, various other members of management and other employees, as well as outside advisors or consultants, may be invited to make presentations, provide financial or other background information or advice, or otherwise participate in meetings of our Board of Directors and Compensation Committee. Members of management, including our Chief Executive Officer, may attend portions of our Board of Directors or Compensation Committee meetings; however, no executive officer, including our Chief Executive Officer, participated in decisions regarding their own compensation.

Role of Compensation Consultant
Our Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. Compensia served as our Compensation Committee’s independent compensation consultant to provide guidance regarding the amount and types of compensation that we pay our executive officers, how our compensation practices compare to the compensation practices of other companies, including with respect to a peer group of companies developed in consultation with the independent compensation consultant, and other compensation-related matters. Compensia reports directly to our Compensation Committee, although Compensia may meet with members of management for the purposes of gathering information on proposals that management may make to our Compensation Committee. Compensia does not provide any services to us other than the services provided to our Compensation Committee.
Our Compensation Committee has assessed the independence of Compensia, taking into account, among other things, the factors set forth in Rule 10C-1 of the Exchange Act and the listing standards of Nasdaq and concluded that no conflict of interest exists with respect to the work that Compensia performs for our Compensation Committee.
Use of Competitive Market Compensation Data
When making compensation decisions, our Compensation Committee believes that it is important to be informed as to the current practices of comparable companies with which we compete for top talent. To this end, our Compensation Committee worked with the independent compensation consultant to compile a list of our peer companies to be considered, among other factors, in connection with assessing compensation practices and pay levels. Our Compensation Committee believes that the peer and market data provided by the independent compensation consultant, along with other factors, serve as an important reference point when setting compensation for our executive officers because competition for executive management is intense in our industry and the retention of our talented leadership team is critical to our success.
Compensation Peer Group
For fiscal year 2025, our Compensation Committee, upon recommendation from its independent compensation consultant, approved a group of companies that would be appropriate peers to be considered, among other factors, when making compensation decisions, based on the following criteria:
●Industry (Internet & Direct Marketing Retail, IT Services, Interactive Media & Services, Media Software, Entertainment, and other technology companies);
●Scale (based on revenue and market capitalization);
●Talent profile (companies with which we compete for executive talent); and
●Business characteristics (companies with a digital marketplace or operation-based component, strong consumer-facing brand, or technology-oriented industry leaders driving disruption in their core business segment).
Using the above criteria, our Compensation Committee approved adjustments to our compensation peer group to (i) remove Airbnb, Datadog, Peloton, and Snowflake and add Affirm, DocuSign, Reddit, Toast, TripAdvisor, and Yelp, based on the criteria described above and (ii) remove Splunk and X Corp. due to their acquisitions. This resulted in the following compensation peer group for the purpose of informing executive pay decisions for fiscal year 2025:

Affirm Holdings, Inc.	Lyft, Inc.	Toast Inc.
DocuSign, Inc.	Match Group, Inc.	TripAdvisor Inc.
DoorDash, Inc.	Pinterest, Inc.	Uber Technologies, Inc.
Dropbox, Inc.	Reddit, Inc.	Yelp Inc.
Etsy, Inc.	Robinhood Markets, Inc.	Zillow Group, Inc.
GoDaddy Inc.	Snap Inc.	Zoom Video Communications, Inc.
Factors Used in Determining Executive Compensation
Our Compensation Committee sets the compensation of our executive officers at levels it determines to be competitive and appropriate for each executive officer, using the professional experience and judgment of our Compensation Committee members. Although market data is used as a reference point to inform initial guidelines, our Compensation Committee believes executive pay decisions require consideration of a multitude of relevant factors which may vary from year to year, and accordingly, pay decisions are not made by use of a rigid formulaic approach or benchmark. In making executive compensation decisions, our Compensation Committee generally takes into consideration the following factors:
●Our company’s performance and existing business needs
●Each executive officer’s individual performance, scope of job function and criticality of the skill set
●The need to attract new talent and retain existing talent in a highly competitive industry
●Our Chief Executive Officer’s recommendations (other than for himself)
●Alignment with long-term stockholder interests
●Internal pay equity
●Our company’s culture and values
●Our Compensation Committee’s judgment
●Each executive officer’s value of unvested equity vesting per year, remaining unvested equity and total company ownership
●Aggregate compensation cost and impact on stockholder dilution
●Positioning relative to peers in market

Key Components and Design of the Executive Compensation Program
Executive compensation generally consists of the following two principal components of direct compensation: base salary and long-term incentive compensation. We may provide our executive officers with severance and change-in-control related payments and benefits, as well as benefits available to all our employees, including retirement benefits under our 401(k) plan and participation in various employee health and welfare benefit plans, and on a case-by-case basis we may also provide sign-on bonuses in connection with commencement of employment. The following chart summarizes the principal elements of our executive compensation program, their objectives, and key features.

Element	Objectives	Key Features

Base Salary	Provides a fixed amount of annual cash income for performing day-to-day job responsibilities.	Fixed compensation that is periodically reviewed and adjusted if and when appropriate.

Long-Term Incentive Compensation
Promotes retention and alignment with stockholder interests. Attracts highly qualified executives, promotes retention, and aligns the interests of our executive officers with those of stockholders by providing a continuing incentive to increase stockholder value.

Equity incentives may be granted as applicable during the year for new hires, promotions, annual refresh grants, or other special circumstances, such as to encourage retention or incentivize exceptional performance.

Our Compensation Committee takes a holistic approach to compensation and seeks to ensure that the aggregate level of pay, across both principal elements meets our desired objectives for each executive officer. We focus on providing a competitive compensation package to each of our executive officers relative to their respective role, skills and experience that is predominantly in the form of equity compensation awards to align their incentives with long-term value creation for our stockholders. We believe that this approach is well-designed relative to our current stage of maturity to appropriately incentivize holistic performance against our corporate objectives and maximizes stockholder value creation. Our Compensation Committee uses its judgment to establish a total compensation program for each executive officer that is a mix of base salary and long-term incentive compensation, which it believes is appropriate to achieve the goals of our executive compensation program and our corporate objectives.
2025 Executive Compensation Program
Base Salary
Our Compensation Committee reviews the base salary of each executive officer for potential adjustment on an annual basis. In April 2025, our Compensation Committee reviewed but determined not to increase base salaries for our named executive officers, other than for Mr. Rogers, whose base salary was increased to CAD $1,370,000, effective as of August 15, 2025, in connection with his appointment as our Chief Executive Officer. The annual base salaries of each of our named executive officers for 2025 are listed below.

Named Executive Officer	2025 Annual Base Salary ($)
Chris Rogers	CAD 1,370,000(1)
Emily Reuter	500,000
Morgan Fong	500,000
Fidji Simo	1,000,000
Daniel Danker	500,000

(1)Mr. Rogers’ annual base salary as our Chief Executive Officer in USD was $980,170.51, which reflects an average exchange rate in 2025 of approximately USD $1 to CAD $1.397716.
Short-Term Incentive Compensation
We previously established our Bonus Plan, pursuant to which our Compensation Committee may award performance-based cash incentive opportunities to certain key executives, including all of our named executive officers who are currently providing services to us at such time. Consistent with 2024, our Bonus Plan was not utilized by our Compensation Committee for our named executive officers in fiscal year 2025, nor did we maintain any other formal performance bonus plan for our named executive officers during fiscal year 2025.
In Mr. Rogers’ previous role as our Chief Business Officer and prior to becoming an executive officer, he participated in our Bonus Plan. Upon Mr. Rogers’ appointment as our Chief Executive Officer, the CBO Bonus Plan ended and Mr. Rogers’ received a discretionary bonus payment in lieu of any amount that would have otherwise been payable to him under the CBO Bonus Plan, which was no longer an appropriate incentive in light of his appointment as our Chief Executive Officer.
Long-Term Incentive Compensation
2025 Refresh RSU Grants
For fiscal year 2025, our Compensation Committee established long-term incentive compensation targets for our named executive officers based on market data provided by the independent compensation consultant regarding the compensation peer group. Each of our named executive officers who are currently employed with us received one or more RSU awards during 2025, which represents the variable pay awarded to each such named executive officer. The value of the RSU awards is based on our philosophy of delivering market competitive total compensation for the role, factoring in performance. Our Compensation Committee believes that the RSU awards encourage retention through vesting over the recipient’s continued service with us while covering fewer shares than stock options, thereby minimizing dilution to our stockholders, and are the predominant type of equity award utilized by the peer companies with whom we compete for talent. As described in the section titled “—Fiscal Year 2025 Executive Compensation Highlights—Leadership Transition and Related Compensation Updates,” in 2025, we transitioned to a boxcar RSU award structure and granted transition RSU awards to certain of our executive officers as part of this transition.
Chris Rogers
    Mr. Rogers received a transition RSU award and a boxcar RSU award in April 2025, consistent with the rest of the executive team, with amounts based on market data for his role as our Chief Business Officer at the time of grant. The boxcar RSU award vests in four equal quarterly installments, beginning on February 15, 2027, subject to continued service through each such date. The transition RSU award vests over six quarters, with 1/20th of the shares subject to the award vesting on each of August 15, 2025 and November 15, 2025, and the remainder of the shares vesting in four equal quarterly installments thereafter, subject to continued service through each such date.
On September 15, 2025, in connection with Mr. Rogers’ appointment as our Chief Executive Officer, our Compensation Committee awarded Mr. Rogers’ a promotion RSU award with a grant date fair value equal to approximately $15,000,000. The promotion RSU award vests over nine quarters, with 8% of the shares subject to the award vesting on November 15, 2025 and the remainder of the shares vesting in eight equal quarterly installments thereafter, subject to continued service through each such date. In determining the size and vesting schedule of the promotion RSU award, our Compensation Committee considered competitive Chief Executive Officer pay data provided by its independent compensation consultant for our compensation peer group, the value of Mr. Rogers’ unvested equity from prior grants made to him as Chief Business Officer, and the need to ensure that the value of his total compensation package upon assuming the Chief Executive Officer role through the last vest date of the promotion award on November 15, 2027 is market competitive for performing the Chief Executive Officer role.
Other Continuing Named Executive Officers
In April 2025, Ms. Reuter and Mr. Fong each received a (i) long-term boxcar RSU award and a (ii) transition RSU award. The boxcar RSU award begins vesting approximately two years after the grant date and vests over four quarters, with 1/4th of the shares subject to the award vesting on each quarterly anniversary, subject to continued service through each such date. The transition RSU award vests over six quarters, with 1/20th of the shares subject to the award vesting on August 15, 2025, November 15, 2025 and February 15, 2026, and the remainder of the shares vesting in three equal quarterly installments thereafter, subject to continued service through each such date.
Non-Continuing Executive Officers
In April 2025, Ms. Simo received a refresh RSU award that vests over six quarters, with 7% of the shares subject to the award vesting on August 15, 2026, November 15, 2026, and February 15, 2027, with the remainder of the shares vesting in three equal quarterly installments thereafter, subject to Ms. Simo’s continued service through each such date. Ms. Simo was also granted an RSU award in connection with her continuing service as a director following her resignation as our Chief Executive Officer, with the value and vesting terms determined pursuant to our Non-employee Director Compensation Policy.
Also in April 2025, Mr. Danker received (i) a boxcar RSU award and (ii) a transition RSU award. The boxcar RSU award begins vesting approximately two years after the grant date and vests over four quarters, with 1/4th of the shares subject to the award vesting on each quarterly anniversary, subject to continued service through each such date. The transition RSU award vests over six quarters, with 5% of the shares subject to the award vesting on August 15, 2025, November 15, 2025, and February 15, 2026, and the remainder of the shares vesting in three equal quarterly installments thereafter, subject to continued service through each such date.
The unvested portions of Ms. Simo’s and Mr. Danker’s awards were forfeited upon their respective resignations as our Chief Executive Officer and Chief Product Officer, effective as of August 15, 2025. Ms. Simo’s director RSU award was forfeited in its entirety upon her resignation as a director on November 24, 2025.
The following table illustrates, for each applicable named executive officer (other than Ms. Simo and Mr. Danker, whose unvested equity awards were forfeited upon their respective resignations), the number of shares of common stock subject to the RSU awards granted to each such named executive officer in 2025.

Named Executive Officer	Award Type	2025 RSU Awards (#)
Chris Rogers	Boxcar RSU Award	177,891
	Transition RSU Award	139,771
	Promotion RSU Award	324,816
Emily Reuter	Boxcar RSU Award	177,891
	Transition RSU Award	134,689
Morgan Fong	Boxcar RSU Award	157,560
	Transition RSU Award	127,065

Other Features of Our Executive Compensation Program
Employment Offer Letters
We have entered into offer letter agreements with each of our named executive officers that set forth the terms and conditions of their employment, including position, base salary, and certain severance benefits, as described below. The base salary of our named executive officers for fiscal year 2025 is provided in the section titled “—2025 Executive Compensation Program” above.
Severance and Change in Control Benefits
We provide severance protections to our named executive officers in the event that they experience certain types of termination events, including terminations in connection with a change in control of our company. A more detailed description of these arrangements is provided in the section titled “—Potential Payments upon Termination or Change of Control.”

Our Compensation Committee believes these severance benefits are important from a retention perspective to provide some level of protection to our named executive officers who might be terminated, including in connection with a change in control, and that the amounts are reasonable and maintain the competitiveness of our executive compensation and retention program. Further, our Compensation Committee believes this structure serves to mitigate the distraction and loss of our named executive officers that may occur in connection with any potential or actual change in control. Such payments protect the interests of our stockholders by enhancing executive focus during potential change in control activity, retaining executives despite the uncertainty that generally exists while a transaction is under consideration and encouraging the executives responsible for negotiating potential transactions to do so with independence and objectivity. However, we do not have any agreements with our named executive officers guaranteeing any tax gross-up payments on severance or change in control benefits.
401(k) Plan, Welfare, and Health Benefits
We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may make voluntary contributions from their eligible pay, up to certain applicable annual limits set by the Internal Revenue Code of 1986, as amended (the “Code”). We may make matching and discretionary contributions to the 401(k) plan. During 2025, we made safe-harbor matching employer contributions to the 401(k) plan in an amount equal to 4% of eligible earnings, subject to annual Internal Revenue Service limits. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.
In addition, we generally provide other benefits to our named executive officers on the same basis as to our other full-time employees. These benefits include, but are not limited to, medical, dental, vision, life, disability, and accidental death and dismemberment insurance plans. In general, we pay the premiums for the life, disability, and accidental death and dismemberment insurance for our employees, including our named executive officers.
We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Business Travel
From time to time, our named executive officers may request chartered aircraft services to facilitate travel that is directly and integrally related to the performance of their job duties when the use of a chartered plane will increase efficiency or security associated with a particular trip. Occasionally, family members may accompany an executive officer on these flights and, if this occurs, we require the executive officer to pay the incremental cost, if any, to accommodate these guests on the flight. There has been no incremental cost to us for family accompaniment on chartered business flights.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we generally do not provide excessive perquisites or other personal benefits to our named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of their duties, to make our executive officers more efficient and effective, for recruitment and retention purposes, or to ensure their safety and security.
Ensuring the safety and security of our employees, including our named executive officers, is a top priority for us. We may, from time to time, offer both business-related and personal security services, including certified protection officers and residential security based on ongoing assessments of risk and actual and credible threats made against our named executive officers. None of these security-related costs are considered taxable income for our named executive officers. While we consider these security services as necessary business expenses, we have disclosed specific costs of these services in the “All Other Compensation” column of the 2025 Summary Compensation Table below.
We pay the premiums for term life insurance and disability insurance, subject to certain limitations, for all of our employees, including our named executive officers.
In the future, we may provide additional perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our Compensation Committee.
Tax and Accounting Implications
Accounting for Stock-Based Compensation
Under ASC Topic 718, we are required to measure the compensation expense for all stock-based awards made to employees and directors, including stock options, RSUs, and restricted stock, based on the grant date fair value of these awards. We record stock-based compensation expense on an ongoing basis according to ASC Topic 718. The accounting impact of our compensation programs is one of many factors that our Compensation Committee considers in determining the structure and size of our executive compensation programs.
Deductibility of Executive Compensation
Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date.
Although our Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program and the best interests of our company and stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m). Our Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with our business needs.
Other Compensation Policies and Practices
Policies and Practices Related to the Grant of Certain Equity Awards
Our general policy is to grant equity awards on fixed dates determined in advance, although there may be occasions when grants are made on other dates, such as grants to certain new hires, promotions, or other special circumstances. All required approvals are obtained in advance of or on the actual grant date. Our general practice is to grant annual refresh equity awards in April of each year. We do not presently grant stock options, stock appreciation rights, or similar instruments with option-like features and therefore have not adopted policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.
Recoupment Policy
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002. Additionally, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and in accordance with SEC and Nasdaq requirements, we have implemented our Incentive Compensation Recoupment Policy, which generally requires that, in the event of an accounting restatement, we recover incentive compensation from our current and former executive officers (as defined in applicable SEC rules) that exceeds the amount of incentive compensation that would have been paid if the amount of the incentive compensation had been determined based on the accounting restatement. The Incentive Compensation Recoupment Policy applies to incentive compensation that is received by a covered officer on or after October 2, 2023.
Policy Prohibiting Hedging and Pledging of Our Equity Securities
Our Insider Trading Policy prohibits our employees, directors, and subject consultants from engaging in inherently speculative transactions, including short sales and transactions in put options, call options, or other derivative securities, hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds, and pledging transactions, including securities held in margin accounts and otherwise pledged as collateral for a loan.
Stock Ownership Guidelines
In an effort to further align our directors’ and executive officers’ interests with those of our stockholders, we have adopted stock ownership guidelines with the following ownership requirements:

Covered Individual	Required Stock Ownership Level
Chief Executive Officer	5x Base Salary
Other Executive Officers	2x Base Salary
Non-Employee Directors	5x Annual Cash Retainer
Individuals must comply within five years of the later of (i) the individual first becoming subject to the policy (either upon commencement of employment with Instacart or due to a change in their role) and (ii) the adoption of the guidelines. Unvested or unearned equity awards and unexercised stock options are not counted as shares when determining the number of shares owned.
Compensation Risk Assessment
Our Compensation Committee has reviewed our compensation policies and practices to assess whether they encourage employees to take inappropriate risks. After conducting this review of compensation-related risk, our Compensation Committee has concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on our company.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into Instacart’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Respectfully submitted by the members of the Compensation Committee of the Board of Directors.
Ravi Gupta (Chairperson)
Meredith Kopit Levien
Lily Sarafan
Daniel Sundheim

Executive Compensation Tables
Summary Compensation Table
The following table presents all of the compensation awarded to or earned by our named executive officers during the fiscal years ended December 31, 2025, 2024, and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Chris Rogers	2025	742,046(2)	367,749(3)	28,432,183	267,804(4)	37,758(5)	29,847,540
Chief Executive Officer
Emily Reuter	2025	500,000	—	13,153,366	—	14,444(6)	13,667,810
Chief Financial Officer	2024	451,154	100,000(7)	10,070,816	—	13,939	10,635,909
Morgan Fong	2025	500,000	—	11,977,020	—	14,444(6)	12,491,464
Chief Legal and Global Affairs Officer	2024	500,000	625,000(8)	6,298,765	—	13,939	7,437,704
	2023	500,000	1,165,000(9)	—(10)	—	38,670	1,703,670
Fidji Simo(11)	2025	626,923	—	21,562,560(12)	—	107,004(13)	22,296,487
Former Chief Executive Officer	2024	865,385	—	46,853,287(14)	—	36,439	47,755,111
	2023	500,000	4,712,500(15)	—(10)	—	61,073	5,273,573
Daniel Danker	2025	313,462	—	13,099,883	—	13,779(16)	13,427,124
Former Chief Product Officer

(1)Aggregate grant date fair values are computed in accordance with ASC Topic 718. See Notes 2 and 12 to our consolidated financial statements included in the Annual Report for the assumptions used in calculating these values. The amounts disclosed reflect the accounting cost for these equity awards and do not reflect the actual economic value that may be realized by any of our named executive officers. See the section titled “—Outstanding Equity Awards at 2025 Fiscal Year-End” for additional information.
(2)The amount disclosed includes a statutory unused vacation payout of $63,537. Mr. Rogers’ base salary earned in 2025 and statutory unused vacation payout was paid in Canadian dollars and converted to U.S. dollars using an average exchange rate in 2025 of approximately USD $1 to CAD $1.397716.
(3)The amount disclosed represents a discretionary bonus in lieu of amounts that would have otherwise been payable to Mr. Rogers under the CBO Bonus Plan. This bonus was paid in Canadian dollars and converted to U.S. dollars using the exchange rate on September 26, 2025 of approximately USD $1 to CAD $1.391239, which was the payment date of the bonus.
(4)The amount disclosed represents bonuses paid under the CBO Bonus Plan. These bonuses were paid in Canadian dollars and converted to U.S. dollars using the exchange rates on May 9, 2025 and August 15, 2025 of approximately USD $1 to CAD $1.388124 and USD $1 to CAD $1.378694, respectively, which were the payment dates of the bonuses.
(5)The amount disclosed consists of (a) $24,923 of personal security expenses as part of our executive security program consisting of security risk assessments in connection with his appointment as Chief Executive Officer, calculated at the actual cost to us, (b) $12,094 of deferred profit sharing plan contributions, and (c) company-paid life insurance premiums, which includes dependent life insurance, a benefit offered to Canadian employees. Other than the personal security expenses, these amounts were paid in Canadian dollars and converted to U.S. dollars using an average exchange rate in 2025 of approximately USD $1 to CAD $1.397716.
(6)The amount disclosed consists of (a) $14,000 of 401(k) matching contributions and (b) company-paid life insurance premiums.
(7)The amount disclosed represents a sign-on bonus paid to Ms. Reuter in connection with her commencement of employment in January 2024.
(8)The amounts disclosed represent the portion of a restricted cash award that was vested and paid in fiscal year 2024. The restricted cash award was granted as a portion of Mr. Fong’s 2023 refresh RSU award and was paid in four equal quarterly installments starting on August 15, 2023, subject to continued service through each applicable vesting date.
(9)The amount disclosed represents (a) the remaining portion of a discretionary cash bonus related to fiscal year 2022 and (b) the portion of the restricted cash award described in footnote (8) above that was vested and paid in fiscal year 2023.
(10)During 2023, each named executive officer was granted an RSU award subject to a liquidity event-based vesting condition (which constitutes the performance condition) and service-based vesting conditions. As of the applicable grant date, we had not recognized stock-based compensation expense for these awards because achievement of the liquidity event-based vesting condition, as the performance condition, was not deemed probable as of any such date. As a result, no value is included in the table for these awards. The liquidity event-based vesting condition was satisfied on September 18, 2023 upon the effectiveness of the registration statement on Form S-1 filed in connection with our initial public offering, and as a result, we began recognizing stock-based compensation expense upon satisfaction of service-based vesting conditions for these awards following our initial public offering. Assuming achievement of the liquidity event-based vesting condition, the aggregate grant date fair values of the RSU awards for each of Ms. Simo and Mr. Fong were $10,735,546 and $3,766,854, respectively, computed in accordance with ASC Topic 718. See Notes 2 and 12 to our consolidated financial statements included in the Annual Report for the assumptions used in calculating these values. The amounts disclosed reflect the accounting cost for these equity awards and do not reflect the actual economic value that may be realized by any of our named executive officers.
(11)As described previously, the unvested portion of all of Ms. Simo’s outstanding RSU awards and 2022 PSU were forfeited upon her resignation as our Chief Executive Officer on August 15, 2025 and with respect to her director RSU award, upon her resignation as a director on November 24, 2025.
(12)The amount disclosed includes an RSU award granted to Ms. Simo in connection with her continuing service as a director following her resignation as our Chief Executive Officer pursuant to our Non-employee Director Compensation Policy. The grant date fair value of this RSU award was $175,021.

(13)The amount disclosed consists of (a) $13,859 in cash compensation for Ms. Simo’s continuing service as a director following her resignation as our Chief Executive Officer, calculated and paid in accordance with our Non-employee Director Compensation Policy, (b) $78,657 of personal security expenses as part of our executive security program consisting of personal security services during a natural disaster and secure transportation services, calculated at the actual cost to us, (c) $14,000 of 401(k) matching contributions, (d) tax gross-ups associated with gift cards received as part of a benefit program generally available to all employees, and (e) company-paid life insurance premiums.
(14)The amount disclosed includes the incremental fair value of the November 2024 modification of Ms. Simo’s 2022 PSU, computed in accordance with ASC Topic 718.
(15)The amount disclosed consists of (a) a cash award of $700,000 representing the last of three equal installments of Ms. Simo’s cash retention award granted to her pursuant to her offer letter, which was paid in advance and was earned on the third anniversary of Ms. Simo’s start date, (b) an amount equal to $450,000 representing the remaining portion of a discretionary cash bonus related to fiscal year 2022, and (c) an amount equal to $3,562,500 representing the portion of the restricted cash award that was vested and paid in fiscal year 2023.
(16)The amount disclosed consists of (a) $13,076 of 401(k) matching contributions, (b) tax gross-ups associated with gift cards received as part of a benefit program generally available to all employees, and (c) company-paid life insurance premiums.

Grants of Plan-Based Awards in 2025
The following table shows certain information regarding grants of plan-based awards to our named executive officers during the fiscal year ended December 31, 2025.

Named Executive Officer	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Chris Rogers	4/16/2025	139,771	5,881,564
	4/16/2025	177,891	7,485,653
	9/15/2025	324,816	15,064,966
Emily Reuter	4/16/2025	134,689	5,667,713
	4/16/2025	177,891	7,485,653
Morgan Fong	4/16/2025	127,065	5,346,895
	4/16/2025	157,560	6,630,125
Fidji Simo	4/16/2025	508,259	21,387,539
	8/15/2025(2)	3,985	175,021
Daniel Danker	4/16/2025	133,418	5,614,229
	4/16/2025	177,891	7,485,653

(1)Except as otherwise disclosed, the amounts disclosed represent the aggregate grant date fair value of stock awards granted to our named executive officers during fiscal year 2024, computed in accordance with ASC Topic 718. See Notes 2 and 12 to our consolidated financial statements included in the Annual Report for the assumptions used in calculating these values. The amounts disclosed reflect the accounting cost for these equity awards and do not reflect the actual economic value that may be realized by any of our named executive officers.
(2)In connection with Ms. Simo’s continuing service as a director following her resignation as our Chief Executive Officer, she was granted an RSU award on the same terms as a Pro-rated Annual Grant under our Non-employee Director Compensation Policy. As described previously, the unvested portion of all of Ms. Simo’s outstanding RSU awards and 2022 PSU were forfeited upon her resignation as Chief Executive Officer on August 15, 2025 and with respect to her director RSU award, upon her resignation as a director on November 24, 2025.

Outstanding Equity Awards at 2025 Fiscal Year-End
The following table sets forth the outstanding stock options and stock awards held by our named executive officers as of December 31, 2025.

		Option Awards(1)				Stock Awards
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Chris Rogers	4/16/2022(3)	—	—	—	—	6,190	278,426	—	—
	10/8/2022(4)	—	—	—	—	39,093	1,758,403
	4/16/2025(5)	—	—	—	—	125,794	5,658,214
	4/16/2025(6)	—	—	—	—	177,891	8,001,537
	9/15/2025(7)	—	—	—	—	298,831	13,441,418
Emily Reuter	2/26/2024(8)	—	—	—	—	20,419	918,447	—	—
	5/10/2024(3)	—	—	—	—	30,789	1,384,889
	4/16/2025(9)	—	—	—	—	121,221	5,452,521
	4/16/2025(6)	—	—	—	—	177,891	8,001,537	—	—
Morgan Fong	5/16/2017	231,035	—	7.32	5/16/2027	—	—	—	—
	4/16/2022(3)	—	—	—	—	8,796	395,644	—	—
	4/17/2024(8)	—	—	—	—	21,661	974,312	—	—
	4/16/2025(9)	—	—	—	—	114,359	5,143,868	—	—
	4/16/2025(6)	—	—	—	—	157,560	7,087,049	—	—

(1)All of the stock options were granted under our 2013 Equity Incentive Plan.
(2)Amounts are calculated by multiplying the number of shares shown in the table by $44.98, the closing per share price of our common stock as of December 31, 2025, the last trading day of the year.
(3)The shares that remain subject to this RSU award as of December 31, 2025 vest in two equal quarterly installments, subject to continued service through each such date and subject to acceleration as described in the section titled “—Potential Payments upon Termination or Change of Control—Severance and Change in Control Plan.”
(4)The shares that remain subject to this RSU award as of December 31, 2025 vest in three equal quarterly installments, subject to continued service through each such date and subject to acceleration as described in the section titled “—Potential Payments upon Termination or Change of Control—Severance and Change in Control Plan.”
(5)The shares that remain subject to this RSU award as of December 31, 2025 vest in four equal quarterly installments, subject to continued service through each such date and subject to acceleration as described in the section titled “—Potential Payments upon Termination or Change of Control—Severance and Change in Control Plan.”
(6)25% of the shares subject to this RSU award vest on February 15, 2027, and the remainder of the shares subject to this RSU award vest in three equal quarterly installments thereafter, subject to continued service through each such date and subject to acceleration as described in the section titled “—Potential Payments upon Termination or Change of Control—Severance and Change in Control Plan.”
(7)The shares that remain subject to this RSU award as of December 31, 2025 vest in eight equal quarterly installments, subject to continued service through each such date and subject to acceleration as described in the section titled “—Potential Payments upon Termination or Change of Control—Severance and Change in Control Plan.”
(8)The shares that remain subject to this RSU award as of December 31, 2025 vest in one final installment on February 15, 2026.
(9)As of December 31, 2025, 5% of the shares subject to this RSU award will vest on February 15, 2026, and the remainder of the shares subject to this RSU award vest in three equal quarterly installments thereafter, subject to continued service through each such date and subject to acceleration as described in the section titled “—Potential Payments upon Termination or Change of Control—Severance and Change in Control Plan.”

Option Exercises and Stock Vested in 2025
The following table shows certain information regarding options exercised and stock vested with respect to our named executive officers for the fiscal year ended December 31, 2025.

	Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Chris Rogers	266,021	11,895,823
Emily Reuter	238,373	11,182,530
Morgan Fong	166,236	7,586,673
Fidji Simo	404,422	18,739,565
Daniel Danker	170,363	7,921,388

(1)Reflects the product of the number of shares of common stock vested multiplied by the closing price of our common stock on the vesting date.
Potential Payments upon Termination or Change of Control
Each of our named executive officers is eligible for severance benefits pursuant to their offer letters or based upon participation in our Severance and Change in Control Plan (“Severance Plan”), as further described in the section titled “—Severance and Change in Control Plan.” In addition, each of our named executive officers hold equity awards that are subject to the terms of the equity incentive plan and award agreement thereunder under which such awards were granted.
Severance and Change in Control Plan
Each of Mr Rogers, Ms. Reuter, and Mr. Fong is, and prior to his resignation, Mr. Danker was, eligible to receive benefits under the terms of our Severance Plan. The Severance Plan provides for severance and/or change in control benefits to the participants upon (i) an “involuntary termination” or (ii) a “death/disability termination” (each as described below). Upon an involuntary termination, each participant is entitled to a lump sum payment equal to 12 months of their base salary (or for Mr. Rogers, 24 months), payment of COBRA premiums for up to 12 months (or for Mr. Rogers, up to 24 months of continued coverage under the group benefit plan he participated in prior to termination), and accelerated vesting of the outstanding time-vesting equity awards that were granted to the participant on or after the effective date of the Severance Plan in an amount equal to a prorated portion of such equity award that was next scheduled to vest following the date of the participant’s involuntary termination. Additionally, for Mr. Rogers, if (i) such involuntary termination occurs within the 12 months prior to the first vesting date of a time-vesting equity award and the (ii) the initial service vesting period applicable to a time-vesting equity award has not yet commenced as of the date of termination, then such time-vesting equity award will accelerate in an amount equal to the portion of such equity award that was first scheduled to vest after the date of termination. In addition, if a participant’s involuntary termination occurs during the three months prior to or the 12 months following the closing of a change in control transaction, such participant will be entitled to accelerated vesting of 100% of their outstanding time-vesting equity awards. To the extent an equity award is not assumed, continued or substituted for in the event of certain change in control transactions and either (i) the participant’s employment is not terminated as of immediately prior to such change in control or (ii) the participant incurred an involuntary termination within three months prior to such change in control transaction and the participant has satisfied the requirements for severance under the Severance Plan, the vesting of such equity award will also accelerate in full (and for equity awards subject to performance vesting, performance will be deemed to be achieved at the greater of target or actual performance, unless otherwise provided in individual award documents). To the extent an equity award is assumed, continued, or substituted for in the event of certain change in control transactions, (i) the vesting of time-vesting equity awards shall continue according to their terms and (ii) with respect to equity awards subject to performance vesting, performance will be deemed to be achieved at the greater of target or actual performance, unless otherwise provided in individual award documents, and the award shall continue to vest subject to the participant’s continued service. In addition, if a participant incurs a death/disability termination, such participant will be entitled to (i) accelerated vesting of 100% of their outstanding time-vesting equity awards that were granted on or after the effective date of the Severance Plan and (ii) accelerated vesting of equity awards subject to performance vesting at the greater of target or actual performance, unless otherwise provided in individual award documents. All benefits under the Severance Plan are subject to the executive’s execution of and compliance with the terms and conditions of the Severance Plan, an effective release of claims against us and our standard proprietary information and inventions agreement.
For purposes of the Severance Plan, an “involuntary termination” is a termination by us without cause (and other than as a result of death or disability) or a resignation for good reason (as defined in the Severance Plan). A “death/disability termination” is a termination that occurs due to a participant’s death or disability (as defined in the Severance Plan).
Offer Letter Terms
Ms. Simo. If Ms. Simo had incurred an involuntary termination by us without cause (and not due to death or disability) or resignation for good reason, she would have been eligible to receive a lump sum cash payment equal to 24 months of base salary and reimbursement of the cost of premiums for continuation of group health insurance under COBRA for up to 24 months. If (i) such involuntary termination had occurred outside of the period beginning six months prior to, and ending 12 months following, a change of control or (ii) Ms. Simo’s employment had terminated as a result of death or disability, then (x) the total number of shares of common stock subject to Ms. Simo’s new hire RSU award that were scheduled to vest during the 18-month period (or, if the termination occurs following the date of a qualifying change of control agreement, 24-month period) following such involuntary termination or death or disability, as applicable, would have become vested and (y) the total number of shares of common stock subject to any then-unvested and outstanding annual award would have accelerated vesting in full. If Ms. Simo’s involuntary termination had occurred during the period beginning six months prior to, and ending 12 months following, a change of control, then Ms. Simo’s new hire RSU award and any annual award would have vested in full.
If Ms. Simo had incurred an involuntary termination by us without cause (and not due to death or disability) or resignation for good reason outside of the period beginning six months prior to, and ending 12 months following, a change of control, then 1/3 of the total number of shares subject to her 2024 refresh RSU award would have accelerated vesting (or such lesser number of shares subject to her 2024 refresh RSU award which remain unvested as of such time). If Ms. Simo’s employment had terminated as a result of her death or disability, then the total number of unvested shares subject to her 2024 refresh RSU award would have accelerated vesting in full. If Ms. Simo had incurred an involuntary termination by us without cause (and not due to death or disability) or resignation for good reason during the period beginning six months prior to, and ending 12 months following, a change of control, then the total number of unvested shares subject to her 2024 refresh RSU award would have accelerated vesting in full. Ms. Simo resigned from her position as our Chief Executive Officer, effective August 15, 2025. Ms. Simo did not receive any severance benefits with respect to her voluntary resignation.
Potential Payments Table
The following table presents information concerning estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers serving as of December 31, 2025 , the last business day of the fiscal year ended December 31, 2025, other than Ms. Simo and Mr. Danker, who, as previously disclosed, resigned from their respective positions prior to the end of the fiscal year. The payments and benefits set forth below are estimated assuming that the termination or change in control event occurred on December 31, 2025, the last business day of our fiscal year ended December 31, 2025 and that the price per share of common stock was equal to $44.98 as of December 31, 2025, the last trading day of the year. Actual payments and benefits could be different if such events were to occur on any other date or at any other price or if any other assumptions are used to estimate potential payments and benefits.
On May 7, 2025, Fidji Simo informed us of her decision to resign from her position as our Chief Executive Officer, effective August 15, 2025. Also on August 15, 2025, Mr. Danker resigned from his position as our Chief Product Officer. Neither Ms. Simo nor Mr. Danker received any severance benefits with respect to their voluntary resignations.

Named Executive Officer	Benefit Description	Involuntary Termination Outside a Change in Control ($)	Involuntary Termination in Connection with a Change in Control ($)	Death or Disability ($)
Chris Rogers	Cash Severance	1,960,341	1,960,341	—
	Continuation of Health Benefits(1)	7,654	7,654	—
	Equity Acceleration	1,910,031	29,137,999	29,137,999
Emily Reuter	Cash Severance	500,000	500,000	—
	Continuation of Health Benefits(1)	173	173	—
	Equity Acceleration	956,905	15,757,394	15,757,394
Morgan Fong	Cash Severance	500,000	500,000	—
	Continuation of Health Benefits(1)	21,503	21,503	—
	Equity Acceleration	728,946	13,600,872	13,600,872

(1)Calculated using 2026 premiums based on 12 months of COBRA coverage, or in the case of Mr. Rogers, 24 months of continued group benefit plan coverage). Ms. Reuter does not participate in our medical health plans.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (the “Pay Ratio Rules”), we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of our Chief Executive Officer.
To identify the median of the annual total compensation of all our employees, the methodology and the material assumptions, adjustments and estimates that we used were as follows:
●We determined our median employee based on our employee population as of December 31, 2025, which included full-time, salaried, and hourly employees in the United States and Canada, other than our Chief Executive Officer. Pursuant to the de minimis exemption under SEC rules, we excluded employees in China, Australia, and Ireland, as they collectively represent less than 3% of our total employee population.
●To identify the median employee, we utilized a consistently applied compensation measure consisting of: (1) actual annual base salary (for salaried employees), (2) regular earnings and overtime (for hourly workers), (3) actual cash bonus, which includes any commissions, the cash portion (if any) that eligible employees elected to receive in lieu of equity from certain RSU awards, and any other cash bonuses, (4) grant date fair value of RSUs, calculated in accordance with FASB ASC Topic 718 granted in fiscal year 2025, and (5) certain broad-based employee benefits. We did not make any adjustment to annualize compensation for employees who were employed for less than the full year. We selected this compensation measure as it captures the principal forms of compensation delivered to our employees and this information is readily available with respect to our employees.
●For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using average foreign exchange rates for the 2025 fiscal year. We did not make any cost-of-living adjustments for employees outside of the United States.
After consistently applying the methodology described above to all of our included employees, we determined the identity of our median employee for 2025 and then calculated that employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

During fiscal year 2025, Ms. Simo served as Chief Executive Officer until August 15, 2025, and Mr. Rogers served thereafter. Pursuant to the Pay Ratio Rules, in the event a company has multiple individuals serving as Chief Executive Officer during the applicable fiscal year, it is permissible to calculate the CEO pay ratio based on the annualized compensation of the individual serving as the Chief Executive Officer on the median employee identification date. As noted above, Mr. Rogers was appointed as our Chief Executive Officer effective as of August 15, 2025 and served in such capacity through December 31, 2025, the date on which we identified our median employee for purposes of calculating the CEO pay ratio for 2025. As such, for purposes of the CEO pay ratio calculation, we annualized his base salary. The calculation also includes the discretionary bonus paid to him in lieu of any amount that would have otherwise been payable to him under the CBO Bonus Plan, the grant date fair value of his CEO RSU award and the amount disclosed under “All Other Compensation” in the Summary Compensation Table. Mr. Rogers’ total annual compensation for the purposes of this calculation was $16,450,644, which reflects the amount in U.S. dollars utilizing the exchange rates disclosed in the Summary Compensation Table for each applicable component of compensation. The median of the annual total compensation of all of our employees (other than our Chief Executive Officer) for 2025 was $227,439, resulting in a Chief Executive Officer to median employee pay ratio of approximately 72:1
Our pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The SEC’s regulations for identifying the median employee, calculating annual total compensation and determining the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions. Therefore, our pay ratio disclosure may not be comparable to that reported by other companies, as other companies not only have different employee populations and compensation practices but also may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Pay Versus Performance
Pay Versus Performance Analysis
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid (“CAP”) and certain financial performance measures of the Company. For purposes of this disclosure, CAP was calculated in accordance with SEC rules and does not reflect the amount of compensation earned by or actually paid to our named executive officers during the applicable years. For further information concerning the Company’s variable pay-for-performance philosophy and how our Compensation Committee aligns executive compensation with the Company’s performance, refer to the section titled “—Compensation Discussion and Analysis.”

Year(1)	Summary Compensation Table Total for PEO (Fidji Simo) ($)(2)	Compensation Actually Paid to PEO (Fidji Simo) ($)(3)	Summary Compensation Table Total for PEO (Chris Rogers) ($)(2)	Compensation Actually Paid to PEO (Chris Rogers) ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions) ($)(5)	30 Trading Day VWAP ($)(6)
							Total Share- holder Return ($)(4)	Peer Group Total Share- holder Return ($)(4)
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	22,296,487	(48,422,546)	29,847,540	31,210,193	13,195,466	8,897,416	133.47	192.44	447	43.50
2024	47,755,111	76,371,539	—	—	5,102,052	(455,121)	122.91	155.14	457	42.82
2023	5,273,573	55,217,304	—	—	2,152,347	30,247,360	69.64	113.56	(1,622)	24.55

(1)Because we became a reporting company in September 2023, data from fiscal years prior to 2023 is excluded from this disclosure.
(2)Fidji Simo, our former Chief Executive Officer, served as our principal executive officer (“PEO”) until August 15, 2025 and Chris Rogers, our current Chief Executive Officer, served as our PEO thereafter. Amounts reported in these columns represent the total compensation as reported in the Summary Compensation Table for each PEO and the average of the total compensation as reported in the Summary Compensation Table for our remaining named executive officers, other than our PEO (the “Non-PEO NEOs”), for the relevant fiscal year. Our PEOs and Non-PEO NEOs for each fiscal year shown in the table were as follows:

Year	PEO	Non-PEO NEOs
2025	Chris Rogers, Fidji Simo	Emily Reuter, Morgan Fong, and Daniel Danker
2024	Fidji Simo	Emily Reuter, Morgan Fong, Nick Giovanni, and Asha Sharma
2023	Fidji Simo	Nick Giovanni, Morgan Fong, and Asha Sharma

(3)The calculation of CAP for 2025 reflects certain adjustments to the amounts reported in the “Total” column in the Summary Compensation Table for our PEO and our Non-PEO NEOs as set forth in the table below (all values shown below for our Non-PEO NEOs represent averages):

Role	Year	Reported Summary Compensation Table Total ($)	Deductions: Reported Value of Equity Awards(a) ($)	Additions: Value of Equity Awards Calculated in Accordance with SEC Methodology for Determining Compensation Actually Paid(b) ($)	Compensation Actually Paid ($)
PEO (Simo)	2025	22,296,487	(21,562,560)	(49,156,473)	(48,422,546)
PEO (Rogers)	2025	29,847,540	(28,432,183)	29,794,836	31,210,193
Non-PEO NEOs(c)	2025	13,195,466	(12,743,423)	8,445,373	8,897,416

(a)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for 2025.
(b)The equity award adjustments for 2025 include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in 2025 that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of 2025 (from the end of 2024) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of 2025; (iii) for awards that are granted and vest in 2025, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in 2025, the amount equal to the change as of the vesting date (from the end of 2024) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during 2025, a deduction for the amount equal to the fair value at the end of 2024; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in 2025 prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for 2025. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Role	Year	Year End Fair Value of Equity Awards Granted and Unvested in the Year ($)	Change in Fair Value of Equity Awards Granted in Prior Years and Unvested at Year End ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Equity Value Included in Compensation Actually Paid ($)*
PEO (Simo)	2025	—	—	—	1,614,606	(50,771,079)	—	(49,156,473)
PEO (Rogers)	2025	27,101,170	161,207	1,660,496	871,963	—	—	29,794,836
Non-PEO NEOs(c)	2025	8,561,658	96,909	468,316	924,260	(1,605,771)	—	8,445,373

* Totals may not foot due to rounding. (c)The numbers shown in this row for the non-PEO NEOs represent averages.
(4)Represents the cumulative total shareholder return (“TSR”) on our common stock and the cumulative TSR on the S&P 500 Information Technology Index (the “Peer Group TSR”), which is the same peer group used for the Stock Return Performance Graph included in the Annual Report, through December 31, 2025. The table assumes $100 was invested at the market close on September 19, 2023, which was the first day our common stock began trading. Data for the Peer Group TSR assumes reinvestment of dividends. Our TSR shown is based on historical results and is not intended to suggest future performance.
(5)The dollar amounts reported represent the amount of net income reflected in the Company’s consolidated financial statements for the applicable year.
(6)Represents the 30-Day VWAP measured as of the last day of the applicable fiscal year. For purposes of the numbers presented in this table, 30-Day VWAP is based on the volume-weighted average closing price of a share of our common stock on The Nasdaq Stock Market over the 30-trading day period ending on the last day of the applicable fiscal year. See “Pay Versus Performance Tabular List” below for more detail.

Pay Versus Performance Tabular List
The 30-Day VWAP is the most important financial performance measure used by us to link CAP to our named executive officers for the 2025 fiscal year to our performance. Other than the 30-Day VWAP, we did not utilize any financial performance measures to determine CAP to our named executive officers for the 2025 fiscal year.
Analysis of the Information Presented in the Pay Versus Performance Table
The charts below describe the relationship between CAP to our PEO and the average CAP to our Non-PEO NEOs, on the one hand, and (i) our cumulative TSR, (ii) the Peer Group TSR, (iii) our net income (loss), and (iv) the 30-Day VWAP measured as of the last day of the applicable fiscal year, on the other hand, over the three years presented in the table above.
Our executive compensation program emphasizes equity compensation, which we believe demonstrates a longer-term, ownership orientation. As a result of this emphasis, CAP to our PEO and the average of CAP to our Non-PEO NEOs is significantly impacted by our stock price and TSR performance. Changes to our net income do not directly align with CAP.
Compensation Actually Paid and Cumulative TSR and Peer Group TSR
The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, each as set forth in the table above, and our cumulative TSR and Peer Group TSR for the three most recently completed fiscal years.
Compensation Actually Paid and Net Income
The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our non-PEO NEOs, and our net income for the three most recently completed fiscal years, each as set forth in the table above.

Compensation Actually Paid and 30-Day VWAP
The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and 30-Day VWAP for the three most recently completed fiscal years, each as set forth in the table above.
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants, and rights(2) (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))(3) (c)
Equity compensation plans approved by security holders(4)	22,447,497	$11.82	66,819,084
Equity compensation plans not approved by security holders	—	$—	—
Total	22,447,497	$11.82	66,819,084

(1)Includes our 2013 Equity Incentive Plan (the “2013 Plan”), our 2018 Equity Incentive Plan (the “2018 Plan”), and our 2023 Plan, but does not include future rights to purchase common stock under our 2023 Employee Stock Purchase Plan (the “ESPP”). Our Compensation Committee has not commenced or authorized any offerings pursuant to our ESPP but may do so at a future time.
(2)The weighted-average exercise price excludes any outstanding RSUs, which have no exercise price.
(3)Includes the 2023 Plan and the ESPP. Stock options, RSUs, or other stock awards granted under the 2013 Plan and the 2018 Plan that are forfeited, terminated, expired, repurchased, or withheld or reacquired to satisfy an exercise or purchase price or tax withholding obligation become available for issuance under the 2023 Plan.
(4)The 2023 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2024 and ending on (and including) January 1, 2033, in an amount equal to 5% of the total number of shares of our common stock outstanding on December 31 of the preceding year; provided, however, that our Board of Directors may act prior to January 1 of a given year to provide that the increase for such year will be a lesser number of shares of our common stock. In addition, the ESPP provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1 of each year for a period of up to ten years commencing on January 1, 2024 and ending on (and including) January 1, 2033, in an amount equal to the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding year and (ii) 7,000,000 shares of common stock; provided, however, that our Board of Directors may act prior to January 1 of a given year to provide that the increase for such year will be a lesser number of shares of our common stock. Accordingly, on January 1, 2026, the number of shares of our common stock available for issuance under the 2023 Plan and the ESPP increased by 12,143,367 shares and 2,428,673 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 1, 2026 by:
●each of our named executive officers;
●each of our directors and director nominees;
●our directors and executive officers as a group; and
●each person or entity known by us to own beneficially more than 5% of our capital stock.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 240,138,526 shares of our common stock outstanding as of March 1, 2026. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to stock options and RSUs held by the person that are currently exercisable or vested, or would be exercisable or would vest based on service-based vesting conditions within 60 days of March 1, 2026. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Instacart, 50 Beale Street, Suite 600, San Francisco, California 94105.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	%
Named Executive Officers, Directors, and Director Nominees
Chris Rogers	87,063	*
Emily Reuter	158,399	*
Morgan Fong(1)	353,102	*
Fidji Simo(2)	546,148	*
Daniel Danker(3)	—	*
Victoria Dolan(4)	11,498	*
Ravi Gupta(5)	28,936,636	12
Mary Beth Laughton	4,056	*
Meredith Kopit Levien	14,649	*
Michael Moritz(6)	2,405,154	1
Lily Sarafan	15,374	*
Josh Silverman	—	*
Daniel Sundheim(7)	26,699,180	11
All current executive officers and directors as a group (11 persons)(8)	58,685,111	24
5% Stockholders
Entities affiliated with Sequoia Capital(9)	28,018,858	12
Entities affiliated with D1 Capital Partners(10)	26,678,056	11
Apoorva Mehta(11)	22,280,677	9
The Vanguard Group(12)	19,249,894	8
BlackRock, Inc.(13)	14,306,536	6

* Represents beneficial ownership of less than 1%.
(1)Consists of (a) 132,422 shares of our common stock and (b) 220,680 shares of our common stock subject to stock options that are exercisable within 60 days of March 1, 2026.
(2)Ms. Simo ceased serving as our Chief Executive Officer, effective August 15, 2025. The reported ownership is as of February 23, 2026, the last date on which the Company has records of Ms. Simo’s ownership.
(3)Mr. Danker ceased serving as our Chief Product Officer, effective August 15, 2025. The reported ownership is as of October 17, 2025, the last date on which the Company has records of Mr. Danker’s ownership.
(4)Consists of (a) 9,169 shares of our common stock and (b) 2,329 shares of our common stock issuable pursuant to RSUs for which the service-based vesting condition will be satisfied within 60 days of March 1, 2026.
(5)Consists of (a) the shares described in footnote (9) below, (b) 917,110 shares of our common stock held by the Mercer Street Trust, of which Mr. Gupta is co-trustee and has shared voting and dispositive power, and (c) 668 shares held by Sequoia Grove II, LLC, of which Mr. Gupta is a member and has sole voting and dispositive power over such shares. Mr. Gupta expressly disclaims beneficial ownership of all shares held by entities affiliated with Sequoia Capital as described in footnote (9) below, except to the extent of his pecuniary interest in such shares.
(6)Consists of (a) 1,043,619 shares of our common stock held by the Maximus Trust dtd 3/19/96, of which Mr. Moritz is co-trustee and has shared voting and dispositive power, and (b) 1,361,535 shares of our common stock held by a non-profit foundation, of which Mr. Moritz serves as chairperson and may be deemed to have voting and dispositive power with respect to such shares. Mr. Moritz does not have any pecuniary interest in the shares held by such non-profit foundation.
(7)Consists of (a) the shares described in footnote (10) below and (b) 21,124 shares of our common stock held by Mr. Sundheim.
(8)Consists of (a) 58,462,102 shares of our common stock, (b) 220,680 shares of our common stock subject to stock options that are exercisable within 60 days of March 1, 2026, and (c) 2,329 shares of our common stock issuable pursuant to RSUs for which the service-based vesting condition will be satisfied within 60 days of March 1, 2026.
(9)Based on a Schedule 13D/A filed with the SEC by SC US (TTGP), Ltd. and certain of its affiliates on June 3, 2025 and information provided to us by the holder, consists of (a) 20,211,724 shares of our common stock held by Sequoia Capital Fund, LP (“SCF”), (b) 3,087,897 shares of our common stock held by Sequoia Capital Fund Parallel, LLC (“SCFP”), (c) 2,150,331 shares of our common stock held by SC US/E Expansion Fund I Management, L.P. (“SC US/E EXP I MGMT”), (d) 1,217,532 shares of our common stock held by SCGGF III – U.S./INDIA MANAGEMENT, L.P. (“GGF III US IND MGMT”), (e) 1,000,000 shares of our common stock held by Sequoia Capital US/E Expansion Fund I, L.P. (“US/E EXP I”), and (f) 351,374 shares of our common stock held by Sequoia Capital Global Growth Fund III - Endurance Partners, L.P. (“GGF III”). SC US (TTGP), Ltd. is (i) the general partner of Sequoia Capital Fund Management, L.P., which is the general partner of SCF and the managing member of SCFP, (ii) the general partner of SCGGF III - Endurance Partners Management, L.P., which is the general partner of GGF III, (iii) the general partner of GGF III US IND MGMT, and (iv) the general partner of SC US/E EXP I MGMT, which is the general partner of US/E EXP I. As a result, SC US (TTGP), Ltd. may be deemed to share voting and dispositive power with respect to the shares held by SCF, SCFP, GGF III, GGF III US IND MGMT, SC US/E EXP I MGMT, and US/E EXP I. Ravi Gupta, a member of our Board of Directors, expressly disclaims beneficial ownership of the shares held by these entities, except to the extent of his pecuniary interest in such shares. The address for each of these entities is 2800 Sand Hill Road, Suite 101, Menlo Park, California.
(10)Based solely on a Schedule 13G/A filed with the SEC by D1 Capital Partners L.P. (the “D1 Management Company”) on November 14, 2024, includes 26,678,056 shares of our common stock over which the D1 Management Company and Daniel Sundheim have shared voting power, including 22,537,131 shares of our common stock over which the D1 Management Company and Daniel Sundheim have shared dispositive power. Based solely on a Form 4 filed by GCM Grosvenor L.P. (“GCM Grosvenor”) and certain of its affiliates (together with GCM Grosvenor, “GCM”) with the SEC on July 29, 2025, also includes (a) 3,653,606 shares of our common stock held by GCM Grosvenor IC SPV, LLC (“GCM SPV”) and (b) 487,318 shares of our common stock held by GCM Grosvenor IC SPV 2, LLC (“GCM SPV2”). GCM Investments GP, LLC (“GCM GP”), as the managing member of GCM SPV and GCM SPV2, may be deemed to share voting and dispositive power with respect to the 4,140,924 shares held in the aggregate by GCM SPV and GCM SPV2. Additionally, each of (i) GCM, L.L.C., as general partner of GCM Grosvenor, (ii) Grosvenor Capital Management Holdings, LLLP (“Grosvenor Capital Holdings”), as the sole member of GCM, L.L.C., (iii) GCM Grosvenor Holdings, LLC (“GCM Holdings”), as the general partner of Grosvenor Capital Holdings, (iv) GCM Grosvenor Inc. (“GCM Inc.”), as the sole member of GCM Holdings, (v) GCM V, L.L.C. (“GCM V”), as a shareholder of GCM Inc., and (vi) Michael J. Sacks, as manager of GCM V, may be deemed to share voting and dispositive power with respect to the 4,140,924 shares held in the aggregate by GCM SPV and GCM SPV2. The D1 Management Company is a registered investment adviser and serves as the investment manager of private investment vehicles and accounts, including D1 Master Holdco I LLC (“D1 Master Holdco”), and as an investment consultant to certain private investment vehicles and accounts, including GCM SPV and GCM SPV 2, and may be deemed to beneficially own the shares of common stock held by D1 Master Holdco, GCM SPV, and GCM SPV 2. In addition, the D1 Management Company, Daniel Sundheim, and GCM may be deemed to be a group for purposes of Section 13(d) of the Exchange Act. Daniel Sundheim indirectly controls the D1 Management Company and may be deemed to have the power to vote, or to direct the voting of, or to dispose of, or to direct the disposition of, the shares held by D1 Master Holdco, GCM SPV, and GCM SPV 2 by virtue of his control over the D1 Management Company. The address for the D1 Management Company, Daniel Sundheim, and D1 Master Holdco is c/o D1 Capital Partners L.P., 9 West 57th Street, 36th Floor, New York, New York 10019. The address for GCM is c/o GCM Grosvenor, 900 North Michigan Avenue, Suite 1100, Chicago, Illinois 60611.
(11)Based solely on a Schedule 13G/A filed with the SEC by Apoorva Mehta on July 15, 2025, consists of (a) 14,382,932 shares of our common stock held by The Apoorva Mehta Revocable Trust, dated June 20, 2018, of which Mr. Mehta is trustee and has sole voting and dispositive power, (b) 3,030,960 shares of our common stock held by AM Investment Holdings LLC, over which Mr. Mehta has sole voting and dispositive power, and (c) 4,866,785 shares of our common stock subject to stock options that are exercisable within 60 days of March 1, 2026. The address for Apoorva Mehta is 314 Lytton Avenue, Palo Alto, California 94301.
(12)Based solely on a Schedule 13G/A filed with the SEC by The Vanguard Group (“Vanguard”) on July 29, 2025 reporting shared voting power with respect to 63,124 shares of our common stock, sole dispositive power with respect to 18,980,718 shares of our common stock, and shared dispositive power with respect to 269,176 shares of our common stock. In a Schedule 13G/A filed with the SEC by Vanguard on March 27, 2026, Vanguard reported that, as of March 13, 2026, it beneficially owned 0 shares of our common stock as a result of an internal realignment whereby certain subsidiaries or business divisions of subsidiaries of Vanguard that formerly had, or were deemed to have, beneficial ownership with Vanguard will report beneficial ownership separately (on a disaggregated basis) from Vanguard. Vanguard no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions. The address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(13)Based solely on a Schedule 13G filed with the SEC by BlackRock, Inc. on April 17, 2025. BlackRock, Inc. has sole voting power with respect to 13,765,100 shares of our common stock and sole dispositive power with respect to 14,306,536 shares of our common stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

TRANSACTIONS WITH RELATED PERSONS
In addition to the compensation arrangements with our directors and executive officers described in the sections titled “Director Compensation” and “Executive Compensation,” the following is a description of each transaction since the beginning of our last fiscal year and each currently proposed transaction in which we are a party and:
●the amounts involved exceeded or will exceed $120,000; and
●any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a director or indirect material interest.
Relationship with The New York Times Company
Meredith Kopit Levien, a member of our Board of Directors, is currently President, Chief Executive Officer, and a member of the board of directors of The New York Times Company. In March 2024, we entered into a commercial agreement with The New York Times Company pertaining to certain marketing and licensing arrangements. Pursuant to this agreement, we made payments to The New York Times Company of approximately $8 million over the term of the agreement.
Board Member Donation
In February 2025, a non-profit foundation of which Daniel Sundheim, a member of our Board of Directors, serves as president, donated $1 million, on behalf of our Board of Directors, to certain nonprofit organizations for the purchase of supplies on Instacart to be donated to Los Angeles County schools impacted by the recent wildfires.
Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement with certain holders of our capital stock, including entities affiliated with D1 Capital Partners, which hold greater than 5% of our outstanding capital stock and are affiliated with our director, Mr. Sundheim; entities affiliated with Sequoia Capital, which hold greater than 5% of our outstanding capital stock and are affiliated with our director, Mr. Gupta; and Apoorva Mehta and his affiliated entities, which hold greater than 5% of our outstanding capital stock. The amended and restated investors’ rights agreement provides certain holders of our capital stock with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.
Indemnification Agreements
Our Amended and Restated Certificate of Incorporation contains provisions limiting the liability of directors and officers, and our Amended and Restated Bylaws provides that we will indemnify each of our directors and executive officers to the fullest extent permitted under Delaware law. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provide our Board of Directors with discretion to indemnify our other officers, employees, and agents when determined appropriate by our Board of Directors. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them in certain circumstances.
Policies and Procedures for Transactions with Related Persons
Our Board of Directors has adopted a Related Person Transactions Policy setting forth policies and procedures for the identification, review, and approval or, if appropriate, ratification of related person transactions. Pursuant to this policy, our executive officers, directors, director nominees, beneficial owners of more than 5% of any class of our common stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into any transaction with us in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest without the approval or ratification of our Audit Committee or other independent committee as may be designated by our Board of Directors. In approving or rejecting any such transaction, such committee is to consider all relevant facts and circumstances as appropriate, including, without limitation, the risks, costs, and benefits to Instacart, the impact on a director’s independence in the event the related person is a director or director affiliate, the terms and purpose of the transaction, the availability of other sources for comparable services or products, whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party, and the extent of the related person’s interest in the transaction.

QUESTIONS AND ANSWERS
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of information contained in various sources, including this Proxy Statement, our Amended and Restated Bylaws, our Amended and Restated Certificate of Incorporation, applicable law, and rules and regulations. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and should not be considered to be part of this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.
What am I voting on?
There are three matters scheduled for a vote at the Annual Meeting:
●Proposal One: Election of two Class III directors of Instacart, Meredith Kopit Levien and Lily Sarafan, as nominated by our Board of Directors and recommended by our Nominating and Corporate Governance Committee, to hold office until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation, or removal;
●Proposal Two: Ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2026; and
●Proposal Three: Non-binding, advisory vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement.
What are the voting recommendations of our Board of Directors?
Our Board of Directors recommends that you vote “FOR” the director nominees named in Proposal One, “FOR” the ratification of the appointment of PwC as our independent registered public accounting firm as described in Proposal Two, and “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement, and as described in Proposal Three.
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our Board of Directors is soliciting your proxy to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 236,710,188 shares of our common stock outstanding.
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone, or by completing and returning a printed proxy card.
Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee. If, at the close of business on the Record Date, your shares were held not in your name, but on your behalf by a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that nominee. Those shares will be reported as being held by the nominee (e.g., your brokerage firm) in the system of record used for identifying stockholders. As a beneficial owner of the shares, you are invited to attend the Annual Meeting, and you have the right to direct your brokerage firm, bank, or other nominee regarding how to vote the shares held on your behalf. You may access the meeting and vote during the meeting by logging in with your control number at www.virtualshareholdermeeting.com/CART2026.
Will a list of stockholders of record as of the Record Date be available?
A complete list of stockholders of record will be available for examination at our headquarters at 50 Beale Street, Suite 600, San Francisco, California 94105, upon request by emailing investors@instacart.com, by any stockholder for any purpose relating to the Annual Meeting, in accordance with our Amended and Restated Bylaws, for the ten-day period ending on the day before the Annual Meeting.
How do I attend and ask questions during the Annual Meeting?
We will be hosting the Annual Meeting via live webcast only. You can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/CART2026 by logging in with your control number. The meeting will start at 9:30 a.m. Pacific Time, on May 22, 2026. We recommend that you log in a few minutes before the start of the Annual Meeting to ensure you are logged in when it begins. The webcast will open 15 minutes before the start of the Annual Meeting. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to enter the Annual Meeting, you will need your control number, which is included in the Notice or on your proxy card if you are a stockholder of record. If you are the beneficial owner of shares held in “street name,” your control number is included with your voting instruction card and voting instructions received from your brokerage firm, bank, or other nominee. Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/CART2026. If you lose your control number, you will be able to log in as a guest, but you will not be able to vote your shares or ask questions during the Annual Meeting.
If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/CART2026 using your control number, type your question into the “Ask a Question” field, and click “Submit.” To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. We will answer as many questions submitted in accordance with the rules of conduct as possible in the time allotted for the Annual Meeting. Only questions that are relevant to an agenda item to be voted on by stockholders at the Annual Meeting will be answered.
How do I vote?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote (i) online during the Annual Meeting or (ii) in advance of the Annual Meeting by proxy through the internet, by telephone, or by using a printed proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend online and vote during the Annual Meeting. If you vote during the Annual Meeting, your previously submitted proxy will be disregarded. For more information, see the question below titled “Can I change my vote or revoke my proxy after submitting a proxy?”
●To vote in advance of the Annual Meeting (i) through the internet, go to www.ProxyVote.com to complete an electronic proxy card, or (ii) by telephone, call 1-800-690-6903. You will be asked to provide the control number from the Notice, proxy card, or instructions accompanying your proxy materials. Votes over the internet or by telephone must be received by 11:59 p.m. Eastern Time on May 21, 2026 to be counted.

●To vote in advance of the Annual Meeting using a printed proxy card, simply complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
●To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/CART2026, starting at 9:30 a.m. Pacific Time, on May 22, 2026. You will need to enter the control number located on the Notice, on your proxy card, or in the instructions that accompany your proxy materials. The webcast will open 15 minutes before the start of the Annual Meeting.
Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee. If you are a beneficial owner of shares held on your behalf by a brokerage firm, bank, or other nominee, you should have received a Notice containing voting instructions from that nominee rather than from us. To vote online during the Annual Meeting, you must follow the instructions from such nominee.
What if I have technical difficulties or trouble accessing the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/CART2026.
How many votes do I have?
Each holder of shares of our common stock, whether registered in your name or held in “street name,” will have one vote per share held as of the close of business on the Record Date.
What if another matter is properly brought before the Annual Meeting?
Our Board of Directors does not intend to bring any other matters to be voted on at the Annual Meeting and currently knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using their best judgment.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, using a printed proxy card, or online during the Annual Meeting.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote or revoke my proxy after submitting a proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:
●Submit another properly completed proxy card with a later date.
●Grant a subsequent proxy by telephone or through the internet by 11:59 p.m. Eastern Time on May 21, 2026.

●Send a timely written notice that you are revoking your proxy to our Secretary via email at investors@instacart.com.
●Attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, change your vote or revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a beneficial owner of shares held in “street name” on your behalf by a brokerage firm, bank, or other nominee, you should follow the instructions provided by that nominee.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote through the internet, by telephone, by completing a proxy card, or online during the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the following recommendations of our Board of Directors:
●“FOR” the election of each of the Class III director nominees named in this Proxy Statement;
●“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2026; and
●“FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement.
If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using their best judgment.
If I am a beneficial owner of shares held in “street name” and I do not provide my brokerage firm, bank, or other nominee with voting instructions, what happens?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares or withholds votes as to a particular proposal, or if a brokerage firm, bank, or other nominee holding its customers’ shares of record causes abstentions or withheld votes to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions and withhold votes will be counted for purposes of determining the presence or absence of a quorum. However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, withhold votes and broker non-votes will have no impact on the vote as long as a quorum exists. In addition, because the outcomes of the remaining proposals (Proposals No. 2 and 3) require the affirmative vote of a majority of the votes cast on such matter — voting affirmatively or negatively (excluding abstentions and broker non-votes) — abstentions and broker non-votes will have no impact on the outcomes of such proposals as long as a quorum exists in each case.
Brokerage firms, banks, and other nominees have discretionary voting power over “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as elections of directors (even if not contested), mergers, stockholder proposals, executive compensation, and certain corporate governance proposals, even if supported by management.

When a beneficial owner of shares held in “street name” does not give voting instructions to their broker, bank, or other nominee as to how to vote on matters deemed to be “non-routine,” the broker, bank, or other such nominee cannot vote the shares. When there is at least one “routine” matter that the broker, bank, or other nominee votes on at a meeting, the uninstructed shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.
Accordingly, even in the absence of voting instructions from you, your brokerage firm, bank, or other nominee may vote your shares on Proposal No. 2, which is considered a “routine” matter. Your brokerage firm, bank, or other nominee may not, however, vote your shares on Proposals No. 1 or 3, which are considered “non-routine” matters, without your voting instructions, which would result in a “broker non-vote.” In such case, your shares would not be counted as having been voted on Proposals No. 1 or 3, as applicable.
If you are a beneficial owner of shares held in “street name,” and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your brokerage firm, bank, or other nominee by the deadline provided in the materials you receive from your nominee.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count:
●For the proposal to elect two Class III directors, votes “FOR,” “WITHHOLD,” and broker non-votes;
●For the proposal to ratify the approval of PwC as our independent registered public accounting firm for the year ending December 31, 2026, votes “FOR,” “AGAINST,” and abstentions; and
●For the proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement, votes “FOR,” “AGAINST,” abstentions, and broker non-votes.
How many votes are needed to approve each proposal?
Proposal One. Directors are elected by a plurality of the votes of the shares present by remote communication or by proxy at the meeting and entitled to vote in the election of directors. “Plurality” means that the two Class III director nominees who receive the largest number of votes cast “FOR” such nominees, even if less than a majority, will be elected as directors. As a result, any shares not voted “FOR” a particular nominee, whether as a result of a “WITHHOLD” vote or a broker non-vote (in other words, where a brokerage firm has not received voting instructions from the beneficial owner for this proposal and as a result, does not have discretionary power to vote on the matter), will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as a director.
Proposal Two. The approval of the proposal to ratify the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2026 requires the affirmative vote of a majority of the votes cast, voting affirmatively or negatively (excluding abstentions and broker non-votes). Abstentions will not have any effect on the outcome of this proposal. Because this is a routine proposal, your nominee will have discretionary authority to vote your shares if you do not provide instructions as to how your shares should be voted on this proposal, and we do not expect there to be any broker non-votes.
Proposal Three. The approval of the proposal to approve the compensation of our named executive officers on a non-binding, advisory basis, requires the affirmative vote of a majority of the votes cast, voting affirmatively or negatively (excluding abstentions and broker non-votes). Abstentions and broker non-votes will have no effect on the outcome of this proposal. Because this proposal is an advisory vote, the result will not be binding on our Board of Directors or our company. Our Board of Directors and our Compensation Committee, however, will consider the outcome of the vote when determining the compensation of our named executive officers.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares of common stock entitled to vote at the Annual Meeting, measured as of the Record Date, are present at the Annual Meeting either by remote communication or by proxy.
Your shares will be counted as present only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, or other nominee) or if you attend the Annual Meeting by logging in with your control number. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or holders of a majority of the voting power of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
We expect that preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.
When are stockholder proposals due for next year’s annual meeting?
Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Statement. To be considered for inclusion in next year’s proxy statement, stockholder proposals submitted pursuant to Rule 14a-8 (“Rule 14a-8”) under the Exchange Act must be submitted in writing by December 10, 2026 to our Secretary at 50 Beale Street, Suite 600, San Francisco, California 94105, Attention: Secretary.
Requirements for Stockholder Proposals to be Brought before the Annual Meeting. Our Amended and Restated Bylaws provide that, for stockholder proposals (including director nominations) that are not to be included in next year’s proxy statement pursuant to Rule 14a-8 to be considered at an annual meeting (including because they were not timely submitted for inclusion pursuant to Rule 14a-8), stockholders must give timely advance written notice thereof to our Secretary at 50 Beale Street, Suite 600, San Francisco, California 94105, Attention: Secretary. In order to be considered timely, notice of a proposal (including a director nomination) for consideration at the 2027 annual meeting of stockholders that is not to be included in next year’s proxy statement pursuant to Rule 14a-8 must be received by our Secretary in writing not earlier than the close of business on January 22, 2027 nor later than the close of business on February 21, 2027. However, if our 2027 annual meeting of stockholders is not held between April 22, 2027 and July 31, 2027, the notice must be received not earlier than the close of business on the 120th day prior to the 2027 annual meeting of stockholders, and not later than the close of business on the later of the 90th day prior to the 2027 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made. Any such notice to the Secretary must include the information required by our Amended and Restated Bylaws.
Who is paying for this proxy solicitation?
We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokerage firms, banks, and other nominees for the cost of forwarding proxy materials to beneficial owners. If you choose to access the proxy materials and/or vote over the internet, you are responsible for any internet access charges you may incur. We have retained Georgeson LLC, a proxy solicitation firm, for assistance in connection with the Annual Meeting at a cost of approximately $21,500, plus reasonable out-of-pocket expenses.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A number of brokerage firms with account holders who are our stockholders will likely be “householding” our proxy materials, a procedure which the SEC has approved. Under this procedure, companies and intermediaries (e.g., brokerage firms) can satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process potentially means extra convenience for stockholders and cost savings for companies. Once you have received notice from your brokerage firm that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.
Upon written or oral request, we will coordinate the prompt delivery of a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of documents was delivered. If you and another stockholder of record with whom you share an address participate in householding and you wish to receive an individual copy of our proxy materials now or discontinue your future participation in householding, please contact Broadridge Financial Solutions, Inc. toll-free at 1-866-540-7095 or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Any stockholders who share the same address and receive multiple copies of our proxy materials who wish to receive only one copy in the future can contact their bank, broker or other nominee, or our investor relations department at 50 Beale Street, Suite 600, San Francisco, California 94105, Attention: Investor Relations or investors@instacart.com.
Cautionary Note Regarding Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including without limitation statements regarding compensation and governance matters. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. Forward-looking statements represent our beliefs and assumptions only as of the date of this Proxy Statement. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. Except as required by law, we undertake no obligation, and do not intend, to update these forward-looking statements.
The forward-looking statements contained in this Proxy Statement are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. Those risks include those described from time to time in our filings with the SEC, including in the Annual Report.

OTHER MATTERS
Our Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

/s/ Chris Rogers
Chris Rogers
Chief Executive Officer and Chairperson
April 9, 2026
We have filed our Annual Report on Form 10-K for the year ended December 31, 2025 with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Stockholders can also access this Proxy Statement and our Annual Report on Form 10-K at investors.instacart.com. A copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules therein, for the year ended December 31, 2025 is also available without charge upon written request to us via email at investors@instacart.com.

instacart

MAPLEBEAR INC.
50 BEALE STREET, SUITE 600
SAN FRANCISCO, CA 94105

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 21, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CART2026.**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 21, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V90620-P42128

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MAPLEBEAR INC.

The Board of Directors recommends you vote FOR the following proposals:

		For	Withhold
1.	To elect the following Class III director nominees:		
1a.	Meredith Kopit Levien	☐	☐
1b.	Lily Sarafan	☐	☐

NOTE: Your proxy holder will also vote in their discretion upon any other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V90621-P42128

MAPLEBEAR INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 22, 2026, 9:30 A.M. PACIFIC TIME

The undersigned stockholder(s) hereby appoint(s) Chris Rogers, Emily Reuter, and Morgan Fong, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Maplebear Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/CART2026 at 9:30 a.m. Pacific Time on Friday, May 22, 2026, and any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve), and further authorize(s) such proxies to vote such shares in their discretion upon such other matters as may properly come before such Annual Meeting of Stockholders and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY WILL BE VOTED IN THE NAMED PROXIES' DISCRETION ON SUCH MATTERS.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE